--------------------------------------------------------------------------------

                               LECROY CORPORATION


                                    AS ISSUER



                                       AND



                         U.S. BANK NATIONAL ASSOCIATION


                                   AS TRUSTEE




                              ---------------------




                                    INDENTURE



                          DATED AS OF OCTOBER 12, 2006



                              ---------------------



                     4.00% CONVERTIBLE SENIOR NOTES DUE 2026

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


                              CROSS-REFERENCE TABLE


TRUST INDENTURE ACT SECTION                                  INDENTURE SECTION

310 (a)(1)                                                   5.10
(a) (2)                                                      5.10
(a) (3)                                                      N/A
(a) (4)                                                      N/A
(a) (5)                                                      N/A
(b)                                                          5.10, 5.08, 14.02
(c)                                                          N/A
311 (a)                                                      5.11
(b)                                                          5.11
(c)                                                          N/A
312(a)                                                       2.05
(b)                                                          14.03
(c)                                                          14.03
313 (a)                                                      5.06
(b)                                                          5.06
(c)                                                          5.06, 14.02
(d)                                                          5.06
314 (a)                                                      9.04
(a) (4)                                                      9.04, 9.05, 14.06
(b)                                                          N/A
(c) (1)                                                      14.05
(c) (2)                                                      14.05
(c) (3)                                                      N/A
(d)                                                          N/A
(e)                                                          14.06
(f)                                                          N/A
315 (a)                                                      5.01 (b)
(b)                                                          5.05, 14.02
(c)                                                          5.01 (a)
(d)                                                          5.01 (c)
(e)                                                          4.14
316 (a) (last sentence)                                      2.09
(a) (1) (A)                                                  4.05
(a) (1) (B)                                                  4.04
(a) (2)                                                      N/A
(b)                                                          4.07
(c)                                                          7.04
317 (a) (1)                                                  4.08
(a) (2)                                                      4.09
(b)                                                          2.04
318 (a)                                                      14.01
(b)                                                          N/A
(c)                                                          14.01

"N/A" means not applicable.

*This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.


                                       1


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

                                TABLE OF CONTENTS
                                                                                                                            Page

ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE..........................................................................1
         Section 1.01               Definitions...............................................................................1
         Section 1.02               Incorporation By Reference Of Trust Indenture Act.........................................11
         Section 1.03               Rules Of Construction.....................................................................11
ARTICLE II THE NOTES                ..........................................................................................12
         Section 2.01               Form And Dating...........................................................................12
         Section 2.02               Execution And Authentication..............................................................14
         Section 2.03               Registrar, Paying Agent And Conversion Agent..............................................15
         Section 2.04               Paying Agent To Hold Money In Trust.......................................................15
         Section 2.05               Holder Lists..............................................................................15
         Section 2.06               Transfer And Exchange.....................................................................15
         Section 2.07               Replacement Notes.........................................................................16
         Section 2.08               Outstanding Notes.........................................................................16
         Section 2.09               Notes Held By The Company Or An Affiliate.................................................17
         Section 2.10               Temporary Notes...........................................................................17
         Section 2.11               Cancellation..............................................................................17
         Section 2.12               Defaulted Interest........................................................................18
         Section 2.13               CUSIP Numbers.............................................................................18
         Section 2.14               Deposit Of Moneys.........................................................................18
         Section 2.15               BookEntry Provisions For Global Notes.....................................................18
         Section 2.16               Special Transfer Provisions...............................................................19
         Section 2.17               Restrictive Securities Legends............................................................21
ARTICLE III SATISFACTION AND DISCHARGE........................................................................................23
         Section 3.01               Satisfaction And Discharge Of Indenture...................................................23
         Section 3.02               Deposited Monies To Be Held In Trust......................................................23
         Section 3.03               Return Of Unclaimed Monies................................................................24
         Section 3.04               Reinstatement.............................................................................24
ARTICLE IV DEFAULTS AND REMEDIES    ..........................................................................................25
         Section 4.01               Events Of Default.........................................................................25
         Section 4.02               Acceleration Of Maturity; Rescission And Annulment........................................26
         Section 4.03               Other Remedies............................................................................27
         Section 4.04               Waiver Of Past Defaults...................................................................27
         Section 4.05               Control By Majority.......................................................................28
         Section 4.06               Limitation On Suit........................................................................28
         Section 4.07               Unconditional Right Of Holders To Receive Payment.........................................28
         Section 4.08               Collection Of Indebtedness And Suits For Enforcement By The Trustee.......................29
         Section 4.09               Trustee May File Proofs Of Claim..........................................................29
         Section 4.10               Restoration Of Rights And Remedies........................................................30
         Section 4.11               Rights And Remedies Cumulative............................................................30
         Section 4.12               Delay Or Omission Not Waiver..............................................................31
         Section 4.13               Application Of Money Collected............................................................31
         Section 4.14               Undertaking For Costs.....................................................................31
ARTICLE V THE TRUSTEE               ..........................................................................................32
         Section 5.01               Duties Of Trustee.........................................................................32

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                                       i
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

         Section 5.02               Rights Of Trustee.........................................................................33
         Section 5.03               Individual Rights Of Trustee..............................................................34
         Section 5.04               Trustee's Disclaimer......................................................................35
         Section 5.05               Notice Of Defaults........................................................................35
         Section 5.06               Reports By Trustee To Holders.............................................................35
         Section 5.07               Compensation And Indemnity................................................................35
         Section 5.08               Replacement Of Trustee....................................................................36
         Section 5.09               Successor Trustee By Merger, Etc..........................................................37
         Section 5.10               Eligibility; Disqualification.............................................................37
         Section 5.11               Preferential Collection Of Claims Against The Company.....................................37
ARTICLE VI CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE...............................................................37
         Section 6.01               Company May Consolidate, Etc. Only On Certain Terms.......................................37
         Section 6.02               Successor Person Substituted..............................................................38
ARTICLE VII AMENDMENTS, SUPPLEMENTS AND WAIVERS...............................................................................38
         Section 7.01               Without Consent Of Holders Of Notes.......................................................38
         Section 7.02               With Consent Of Holders Of Notes..........................................................39
         Section 7.03               Compliance With Trust Indenture Act.......................................................40
         Section 7.05               Notation On Or Exchange Of Notes..........................................................40
         Section 7.06               Trustee To Sign Amendment, Etc............................................................41
ARTICLE VIII MEETING OF HOLDERS OF NOTES......................................................................................41
         Section 8.01               Purposes For Which Meetings May Be Called.................................................42
         Section 8.02               Call Notice And Place Of Meetings.........................................................42
         Section 8.03               Persons Entitled To Vote At Meetings......................................................42
         Section 8.04               Quorum; Action............................................................................42
         Section 8.05               Determination Of Voting Rights; Conduct And Adjournment
                                    Of Meetings...............................................................................43
         Section 8.06               Counting Votes And Recording Action Of Meetings...........................................44
ARTICLE IX COVENANTS                ..........................................................................................44
         Section 9.01               Payment Of Notes..........................................................................44
         Section 9.02               Maintenance Of Office Or Agency...........................................................44
         Section 9.03               Limitation On Certain Transactions........................................................45
         Section 9.04               Reports...................................................................................45
         Section 9.05               Compliance Certificate....................................................................46
         Section 9.06               Stay, Extension And Usury Laws............................................................46
         Section 9.07               Corporate Existence.......................................................................46
         Section 9.08               Notice Of Default.........................................................................46
         Section 9.09               Maintenance Of Properties.................................................................46
         Section 9.10               Payment Of Taxes And Other Claims.........................................................47
         Section 9.11               Waiver Of Certain Covenants...............................................................47
ARTICLE X REDEMPTION OF NOTES       ..........................................................................................47
         Section 10.01              The Company's Right To Redeem; Notice To Trustee..........................................47
         Section 10.02              Selection Of Notes To Be Redeemed.........................................................48
         Section 10.03              Notice Of Redemption......................................................................48
         Section 10.04              Effect Of Notice Of Redemption............................................................49
         Section 10.05              Deposit Of Redemption Price...............................................................49

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                                       ii

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

         Section 10.06              Notes Redeemed In Part....................................................................50
         Section 10.07              Repayment To The Company..................................................................50
         Section 10.08              Other Repurchases.........................................................................50
ARTICLE XI REPURCHASE OF NOTES AT THE OPTION OF HOLDERS ON SPECIFIC DATES.....................................................50
         Section 11.01              Repurchase Of Notes At The Option Of Holders On Specific Dates............................50
         Section 11.02              Effect Of Repurchase Notice...............................................................52
         Section 11.03              Deposit Of Repurchase Price...............................................................53
         Section 11.04              Notes Repurchased In Part.................................................................53
         Section 11.05              Covenant To Comply With Securities Laws Upon Repurchase Of Notes..........................54
         Section 11.06              Repayment To The Company..................................................................54
ARTICLE XII REPURCHASE OF NOTES AT OPTION OF THE HOLDERS UPON A
         DESIGNATED EVENT           ..........................................................................................54
         Section 12.01              Repurchase At The Option Of The Holder Upon A Designated Event............................54
         Section 12.02              Notice Of Optional Repurchase To Be Provided By The Company...............................55
         Section 12.03              Effect Of Designated Event Repurchase Notice..............................................56
         Section 12.04              Deposit Of Designated Event Repurchase Price..............................................57
         Section 12.05              Notes Repurchased In Part.................................................................58
         Section 12.06              Covenant To Comply With Securities Laws Upon Designated Event
                                    Repurchase Of Notes. .....................................................................58
         Section 12.07              Repayment To The Company..................................................................58
ARTICLE XIII CONVERSION             ..........................................................................................59
         Section 13.01              Right To Convert..........................................................................59
         Section 13.02              Conversion Procedures.....................................................................61
         Section 13.03              Payment Upon Conversion...................................................................63
         Section 13.04              Adjustment Of Conversion Rate.............................................................64
         Section 13.05              Determination of the Make Whole Premium...................................................71
         Section 13.06              Conversion After A Public Acquirer Change Of Control......................................73
         Section 13.07              Adjustments of Average Prices.............................................................74
         Section 13.08              Effect Of Reclassification, Consolidation, Merger Or Sale.................................74
         Section 13.09              Taxes On Shares Issued....................................................................75
         Section 13.10              Reservation Of Shares; Shares To Be Fully Paid; Compliance With
                                    Governmental Requirements; Listing Of Common Stock .......................................76
         Section 13.11              Payment Of Cash in Lieu of Common Stock...................................................76
         Section 13.12              Responsibility Of Trustee.................................................................77
         Section 13.13              Notice To Holders Prior To Certain Actions................................................77
         Section 13.14              Company Determination Final...............................................................78
ARTICLE XIV OTHER PROVISIONS OF GENERAL APPLICATION...........................................................................78
         Section 14.01              Trust Indenture Act Controls..............................................................78
         Section 14.02              Notices...................................................................................78
         Section 14.03              Communication By Holders With Other Holders...............................................79
         Section 14.04              Acts Of Holders Of Notes..................................................................79
         Section 14.05              Certificate And Opinion As To Conditions Precedent........................................80
         Section 14.06              Statements Required In Certificate Or Opinion.............................................81
         Section 14.07              Effect Of Headings And Table Of Contents..................................................81
         Section 14.08              Successors And Assigns....................................................................81
         Section 14.09              Separability Clause.......................................................................81



                                      iii

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

         Section 14.10              Benefits Of Indenture.....................................................................82
         Section 14.11              Governing Law.............................................................................82
         Section 14.12              Counterparts..............................................................................82
         Section 14.13              Legal Holidays............................................................................82
         Section 14.14              Recourse Against Others...................................................................82




EXHIBIT A             FORM OF NOTE...........................................................................................A-1
EXHIBIT B             FORM OF NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT..........................................B-1
EXHIBIT C             FORM OF SURRENDER CERTIFICATE..........................................................................C-1
EXHIBIT D             FORM OF COMMON STOCK RESTRICTIVE LEGEND................................................................D-1

                                       iv

         INDENTURE dated as of October 12, 2006 among LECROY CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977 (the "COMPANY"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee (the "TRUSTEE").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the creation of an issue of its 4.00% Convertible Senior Notes due 2026 (the "NOTES"), in substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make (i) the Notes, when the Notes are executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and (ii) this Indenture a valid agreement of the Company, in accordance with the Notes and this Indenture's terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows.

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01 DEFINITIONS.

         "ACT OF THE HOLDERS" when used with respect to any Holder of a Note, has the meaning specified in Section 14.04(a).

         "ADDITIONAL INTEREST" has the meaning specified in the Registration Rights Agreement.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGENT" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

         "AGGREGATE SHARE CAP" has the meaning specified in Section 13.04(j).

         "BANKRUPTCY LAW" means Title 11 of the U.S. Code or any similar federal, state or foreign law for the relief of debtors.

         "BID SOLICITATION AGENT" means an independent nationally recognized securities dealer selected by the Company to solicit market bid quotations for the Notes, which shall in no event be an Affiliate of the Company. The Bid Solicitation Agent shall initially be the Trustee.

         "BOARD OF DIRECTORS" means either the board of directors of the Company or any committee of such board empowered to act for it with respect to this Indenture.

         "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company duly adopted by such Board of Directors and in full force and effect on the date of such certification and delivered to the Trustee.

         "BUSINESS DAY" when used with respect to any Place of Payment or Place of Conversion, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment or Place of Conversion, as the case may be, are authorized or obligated by law to close.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated, whether voting or non-voting) in common stock (or other ordinary shares or other common equity interests or American Depository Shares or similar instruments representing interests therein) of such Person, whether now outstanding or issued after the date of this Indenture.

         "CASH PERCENTAGE" has the meaning specified in Section 13.11.

         "CHANGE IN CONTROL" means the occurrence of any of the following events at any time after the Notes are originally issued:

                  (1) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries or its or their employee benefit plans, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of 50% or more of the total outstanding voting power of all shares of the Company's Voting Shares;

                  (2) a sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company's property or assets to any "person" or "group" (as defined in Section 13(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

                  (3) the Company merges or consolidates with or into any other Person (other than one of the Company's wholly-owned Subsidiaries) or another Person (other than one of the Company's wholly-owned Subsidiaries) merges with or into the Company, unless either: (a) the Persons that "beneficially owned," directly or indirectly, the Company's Voting Shares immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all Voting Shares of the surviving or continuing corporation; or (b) at least 90% of the consideration (excluding cash payments for fractional shares) is common stock or American Depository Receipts that are listed on, or immediately after the transaction or event will be listed on, a U.S. national securities exchange and as a result of such consolidation or merger, upon conversion of the Notes, cash and the Remaining Shares, if any, will be payable at the Company's option in cash, shares of such common stock and associated rights or a combination thereof.

         "COMMON STOCK" means shares of the common stock, par value $0.01 per share, of the Company existing on the date of this Indenture or as such stock may be constituted from time to time. However, subject to the provisions of
Section 13.08, shares issuable on conversion or repurchase of Notes shall include only shares of the class designated as Common Stock, par value $0.01 per share, of the Company at the date of execution of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "COMPANY" means the corporation named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "CONVERSION AGENT" has the meaning specified in Section 2.03.

         "CONVERSION DATE" has the meaning specified in Section 13.02.

         "CONVERSION NOTICE" has the meaning specified in Section 13.02.

         "CONVERSION PRICE" has the meaning specified in the Notes.

         "CONVERSION RATE" means, at any time, $1,000 divided by the Conversion Price in effect at such time, rounded to three decimal places (rounded up if the fourth decimal place thereof is 5 or more and otherwise rounded down).

         "CORPORATE TRUST OFFICE" means the office at which the trust administered by this Indenture is administered, which office at the date of this Indenture is located at U.S. Bank National Association at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Corporate Trust Services (LeCroy Corporation 4.00% Convertible Senior Notes due 2026), or at any other time at such other address as the Trustee may designate from time to time by notice to the Company, and for purposes of Section 9.02 shall be U.S. Bank Trust National Association, an Affiliate of the Trustee, at 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust Services.

         "CURRENT MARKET PRICE" has the meaning specified in Section 13.04.

         "DAILY CONVERSION VALUE" means, for each of the 40 consecutive Trading Days during the Observation Period, 2.5% of the product of (1) the applicable Conversion Rate and (2) the Daily VWAP of Common Stock on such day.

         "DAILY SETTLEMENT AMOUNT" has the meaning specified in Section 13.03.

         "DAILY VWAP" means, for each of the 40 consecutive Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "LCRY Equity AQR" in respect of the period from 9:30 A.M. to 4:00 P.M. (New York City time) on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day as the Board of Directors of the Company determines in good faith using a volume-weighted method); provided that after the consummation of a Designated Event in which the consideration is comprised entirely of cash, "Daily VWAP" means the cash price per share received by holders of Common Stock in such Designated Event.

         "DEFAULT" means an event that is, or after notice or lapse of time or both would be, an Event of Default.

         "DEFAULTED INTEREST" has the meaning specified in Section 2.12.

         "DEFAULTED INTEREST SPECIAL RECORD DATE" has the meaning specified in
Section 2.12.

         "DEPOSITARY" means The Depository Trust Company, its nominees and their respective successors.

         "DESIGNATED EVENT" means a Change in Control or a Termination of Trading.

         "DESIGNATED EVENT COMPANY NOTICE" has the meaning specified in Section 12.02.

         "DESIGNATED EVENT REPURCHASE DATE" has the meaning specified in Section 12.01.

         "DESIGNATED EVENT REPURCHASE NOTICE" has the meaning specified in
Section 12.01.

         "DESIGNATED EVENT REPURCHASE PRICE" has the meaning specified in
Section 12.01.

         "DESIGNATED EVENT REPURCHASE RIGHT" has the meaning specified in
Section 12.01.

         "DOLLAR," "U.S. DOLLAR" or "U.S. $" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

         "EFFECTIVE DATE" has the meaning specified in Section 13.05.

         "EVENT OF DEFAULT" has the meaning specified in Section 4.01.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EX DATE" means, with respect to any dividend, distribution or issuance on shares of Common Stock or any other equity security, the first Trading Day on which the shares of Common Stock or such other equity security does not automatically transfer the right to receive such dividend, distribution or issuance from the seller of Common Stock or such other equity security to its buyer.

         "FAIR MARKET VALUE" has the meaning specified in Section 13.04.

         "GLOBAL NOTE" has the meaning specified in Section 2.01(e).

         "HOLDER" means the Person in whose name the Note is registered in the Register.

         "INDEBTEDNESS" when used with respect to any Person, and without duplication means:

                  (1) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, Interest Rate Protection Agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property, services or assets (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;

                  (2) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers' acceptances, surety bonds, performance bonds or other guaranty of contractual performance;

                  (3) all obligations and liabilities (contingent or otherwise) in respect of (a) leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and
         (b) any lease or related documents (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property;

                  (4) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

                  (5) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) through (4);

                  (6) any indebtedness or other obligations described in clauses
         (1) through (5) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and

                  (7) any and all deferrals, renewals, extensions, refinancings, replacements, restatements and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (6).

         "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including the provisions of the TIA that are deemed to be a part hereof.

         "INITIAL PURCHASER" means Cowen and Company, LLC.

         "INTEREST PAYMENT DATE" means each April 15 and October 15, beginning April 15, 2007.

         "INTEREST RATE PROTECTION AGREEMENT" means, with respect to any Person, any interest rate swap agreement, interest rate cap or collar agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates, as in effect from time to time.

         "LAST REPORTED SALES PRICE" means, on any date, the closing sale price per share of the Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading. If Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "last reported sale price" shall be the last quoted bid price for Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If Common Stock is not so quoted, the "last reported sales price" shall be the average of the mid-point of the last bid and ask prices for Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

         "MAJORITY OWNER" means a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of another Person's Capital Stock that are entitled to vote generally in the election of directors.

         "MAKE WHOLE PREMIUM" has the meaning specified in Section 13.05.

         "MAKE WHOLE PREMIUM DESIGNATED EVENT" means a Termination of Trading or an event described in clauses (2) or (3) of the definition of Change in Control.

         "MAKE WHOLE STOCK CAP" has the meaning specified in Section 13.05.

         "MAKE WHOLE TABLE" has the meaning specified in Section 13.05.

         "MARKET DISRUPTION EVENT" means (1) a failure by the primary United States national securities exchange in which the Common Stock is listed or admitted to trading to open during its regular trading session or (2) the occurrence or existence prior to 1:00 P.M. on any Trading Day for the Common Stock for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

         "MATURITY" means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at its Maturity Date or by acceleration, conversion, call for redemption, exercise of a Repurchase Right or Designated Event Repurchase Right, or otherwise.

         "MATURITY DATE" has the meaning specified in Section 2.01(b).

         "MEASUREMENT PERIOD" has the meaning specified in Section 13.01.

         "NON-ELECTING SHARE" has the meaning specified in Section 13.08.

         "NASDAQ GLOBAL MARKET" means the National Association of Securities Dealers Automated Quotation Global Market or any successor national securities exchange in the placecountry-regionUnited States.

         "NOTES" has the meaning specified in the first paragraph under the caption "Recitals of the Company."

         "OBSERVATION PERIOD" means, with respect to any Note, the 40 consecutive Trading Day period beginning on and including the second Trading Day after the related Conversion Date, except that with respect to any related Conversion Date occurring after the date of issuance of a notice of redemption or after August 15, 2026, the "OBSERVATION PERIOD" means the first 40 consecutive Trading Days beginning on and including the forty-second Trading Day prior to the applicable Redemption Date or Maturity Date, respectively.

         "OFFICER" means the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Vice President, the Secretary or Assistant Secretary of the Company.

         "OFFICERS' CERTIFICATE" means a certificate from the Company delivered to the Trustee and signed by its (a) Chairman, Vice Chairman, President, Chief Executive Officer, Chief Financial Officer or Vice President and (b) Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary.

         "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel to, or a director or employee of, the Company, reasonably acceptable to the Trustee.

         "ORDER" means a written request or order signed in the name of the Company by its Chairman of the Board of Directors, its President, its Chief Executive Officer, its Chief Financial Officer or any Vice President, and delivered to the Trustee.

         "PARTICIPANTS" has the meaning specified in Section 2.15(a).

         "PAYING AGENT" has the meaning specified in Section 2.03.

         "PERSON" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust, estate or joint venture, or any entity similar to any of the foregoing organized under the laws of other countries, or a governmental agency or political subdivision thereof.

         "PHYSICAL NOTES" has the meaning specified in Section 2.01(f).

         "PLACE OF CONVERSION" means any city in which any Conversion Agent is located.

         "PLACE OF PAYMENT" means any city in which any Paying Agent is located.

         "PREDECESSOR NOTE" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

         "PUBLIC ACQUIRER CHANGE IN CONTROL" means a Designated Event as defined in clause (3) in the definition of Change of Control in which the acquirer has a class of common stock (or ordinary shares or other common equity interests of American Depository Shares or similar instruments representing interests therein) listed on a U.S. national securities exchange or that will be so listed when issued or exchanged in connection with such Designated Event (the "PUBLIC ACQUIRER COMMON STOCK"). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have Public Acquirer Common Stock if a corporation that directly or indirectly is the Majority Owner of the acquirer has a class of common stock satisfying the foregoing requirement, in such case, all references to Public Acquirer Common Stock shall refer to such class of common stock.

         "PUBLIC ACQUIRER COMMON STOCK" has the meaning assigned to it in the definition of Public Acquirer Change in Control.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "RECORD DATE" means either a Regular Record Date or a Special Record Date, as the case may be, provided that, for purposes of Section 13.04, Record Date has the meaning specified in Section 13.04(f)(iii).

         "REDEMPTION DATE" when used with respect to any Note to be redeemed pursuant to Section 10.01, means the date fixed for an Optional Redemption by or pursuant to this Indenture.

         "REDEMPTION PRICE" has the meaning specified in Section 10.01.

         "REFERENCE PROPERTY" has the meaning specified in Section 13.01.

         "REGISTER" has the meaning specified in Section 2.05.

         "REGISTRAR" has the meaning specified in Section 2.03.

         "REGISTRATION DEFAULT" has the meaning specified in the Registration Rights Agreement.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of October 12, 2006 between the Company and the Initial Purchaser.

         "REGULAR RECORD DATE" for the interest payable on the Notes (including Additional Interest, if any) means the close of business on the April 1 or October 1 (whether or not a Business Day), as the case may be, immediately preceding each respective Interest Payment Date.

         "REMAINING SHARES" has the meaning specified in Section 13.03.

         "REPURCHASE DATE" has the meaning specified in Section 11.01.

         "REPURCHASE NOTICE" has the meaning specified in Section 11.01.

         "REPURCHASE PRICE" has the meaning specified in Section 11.01.

         "REPURCHASE RIGHT" has the meaning specified in Section 11.01.

         "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer of the Trustee, including any vice president, assistant vice president, secretary, assistant secretary, the treasurer, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "RESTRICTED SECURITY" means a Note (or Common Stock into which such Note has been converted) required to bear the Restrictive Securities Legend set forth in Exhibit A (or, in the case of Common Stock into which such Note has been converted, Exhibit D)of this Indenture.

         "RESTRICTIVE SECURITIES LEGEND" has the meaning, in the case of a Note, specified in Section 2.17(a) and, in the case of Common Stock, specified in
Section 2.17(b).

         "RULE 144" means Rule 144 as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

         "RULE 144A" means Rule 144A as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

         "SEC" means the Securities and Exchange Commission or any successor thereto.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SETTLEMENT AMOUNT" has the meaning specified in Section 13.03.

         "STOCK PRICE" has the meaning specified in Section 13.05.

         "STOCK PRICE CAP" has the meaning specified in Section 13.05.

         "STOCK PRICE THRESHOLD" has the meaning specified in Section 13.05.

         "SHELF REGISTRATION STATEMENT" has the meaning specified in the Registration Rights Agreement.

         "SIGNIFICANT SUBSIDIARY" has the meaning specified in Rule 1-02(w) under Regulation S-X under the Securities Act.

         "SPECIAL RECORD DATE" has the meaning specified in Section 7.04.

         "SPIN-OFF" has the meaning specified in Section 13.04.

         "SUBSIDIARY" means a corporation more than 50% of the outstanding Voting Shares of which are owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries.

         "SURRENDER CERTIFICATE" means a certificate substantially in the form set forth in Exhibit C.

         "SURRENDER SECURITIES" has the meaning given to such term in Exhibit C.

         "SUCCESSOR PERSON" has the meaning specified in Section 6.01.

         "TERMINATION OF TRADING" means the Common Stock (or, if applicable, the Public Acquirer Common Stock) is not listed for trading on a placecountry-regionU.S. national securities exchange.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section 67aaa- 77bbbb), as in effect on the date of execution of this Indenture; provided, however, that in the event the TIA is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended, or any successor statute.

         "TRADING DAY" means a day during which:

                  (1) trading in the Common Stock generally occurs;

                  (2) there is no Market Disruption Event; and

                  (3) a Last Reported Sales Price may be obtained for that day.

         "TRADING PRICE" of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of the Notes at approximately 3:30 P.M., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes shall be deemed to be less than 98% of the product of the Last Reported Sales Price of the Common Stock and the applicable Conversion Rate.

         "TRANSFER AGENT" means any Person, which may be the Company, authorized by the Company to exchange or register the transfer of Notes.

         "TRIGGER EVENT" has the meaning specified in Section 13.04(b).

         "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "VICE PRESIDENT" means any vice president of a corporation, whether or not designated by a number or a word or words added before or after the title "vice president."

         "VOTING SHARES" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         SECTION 1.02 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security holder" means a Holder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.

         SECTION 1.03 RULES OF CONSTRUCTION. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with accounting principles generally accepted in the United States prevailing at the time of any relevant computation hereunder;

         (c) the word "or" shall not be exclusive;

         (d) any item or list of items set forth following the word "including," "include" or "includes" herein is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are "included," such item or items are in such category and shall not be construed as indicating the items in the category in which such item or items are "included" are limited to such item or items similar to such items; and

         (e) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II

                                    THE NOTES

         SECTION 2.01 FORM AND DATING.

              (a) The Notes shall be known and designated as the "4.00% Convertible Senior Notes due 2026" of the Company. The aggregate principal amount of the Notes that may be authenticated and delivered under this Indenture is limited to $72,000,000, except as provided in (i) Section 2.07(c) or (ii)
Section 2.02(d).

              (b) The Notes shall mature on October 15, 2026 (the "MATURITY DATE").

              (c) Interest shall accrue at a rate of 4.00% per annum on the principal amount of the Notes from October 12, 2006 or from the most recent date to which interest has been paid until the principal of the Notes is paid or made available for payment pursuant to the terms of this Indenture. Interest shall be payable semiannually in arrears on April 15 and October 15 in each year, commencing April 15, 2007. Each payment of interest on the Notes shall include interest accrued through the day prior to the applicable Interest Payment Date or the Maturity Date. Any payment of principal and interest scheduled to be made on any day that is not a Business Day shall be made on the next succeeding Business Day. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         Except as provided in the next succeeding paragraph, a Holder of any Note shall not be entitled to receive any interest (including Additional Interest, if any) that has accrued on such Note if such Note is converted into shares of Common Stock on any day other than an Interest Payment Date.

By delivering to the Holder of any Note that is converted, cash or a combination of cash and the full number of shares of Common Stock, together with a cash payment, if any, in lieu of a fractional share, the Company shall be deemed to have satisfied in full its obligation with respect to such Note to pay the principal amount of the Note and accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Conversion Date. Accordingly, accrued but unpaid interest (including Additional Interest, if any) shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

         If a Holder of any Note converts such Note after 5:00 P.M., New York City time on a Regular Record Date but prior to 9:00 A.M., New York City time on the corresponding Interest Payment Date, the Holder of record on such Regular Record Date shall be entitled to receive on such Interest Payment Date interest (including Additional Interest, if any) accrued and unpaid on such Note, to, but excluding, such Interest Payment Date notwithstanding the conversion of such Note prior to such Interest Payment Date. However, at the time such Holder surrenders such Note for conversion, such Holder shall pay the Company an amount equal to the interest (including Additional Interest, if any) that will be paid on the Notes being converted on such Interest Payment Date. However, in the event that (i) overdue interest, if any, exists at the time of conversion with respect to such Note, (ii) the Holder converts such Note in connection with a redemption or a Designated Event and the Company has specified a Redemption Date or a Repurchase Date for a Note that is after a Record Date for an interest payment but on or prior to the third Trading Day after the corresponding Interest Payment Date, or (iii) the Holder converts such Note after the Regular Record Date for the interest payment due on October 15, 2026, then such Holder shall not be required to pay the Company at the time such Holder surrenders such Note for conversion the amount of interest on such Note such Holder shall be entitled to receive on such Interest Payment Date (in the case of (i) above, only to the extent of such overdue interest).

         Principal of, premium, if any, and interest (including Additional Interest, if any) on, Global Notes shall be payable to the Depositary in immediately available funds.

         Principal and premium, if any, of and interest on maturity, on Physical Notes shall be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest (including Additional Interest, if any) on Physical Notes (other than at maturity) will be payable (i) by U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Holder, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount in excess of $5,000,000, by wire transfer in immediately available funds.

              (d) The Notes and the Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

              (e) The Notes are being offered and sold in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in Exhibit A, including the "Schedule of Exchanges of Interests in the Global Note" attached thereto (the "GLOBAL NOTE"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the Restrictive Securities Legend and the Global Note Legend. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided, however, that in no event shall the aggregate principal amount of the Global Note or Notes exceed $72,000,000, except as provided in (i) Section 2.07(c) or
(ii) Section 2.02(d).

              (f) Notes issued in exchange for interests in a Global Note pursuant to Section 2.15 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (but without the "Schedule of Exchanges of Interests in the Global Note" attached thereto) (the "PHYSICAL NOTES") and, if applicable, bearing any legends required by Section 2.17.

         SECTION 2.02 EXECUTION AND AUTHENTICATION.

              (a) One Officer shall sign the Notes for the Company by manual or facsimile signature.

              (b) If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

              (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

              (d) Upon an Order of the Company specifying the number of separate Notes, the principal amount of each Note to be authenticated, the date on which the original issue of Notes is to be authenticated, the registered holder of each of the said Notes, delivery instructions for each such Note and signed by one Officer, the Trustee shall authenticate Notes for original issue in the aggregate principal amount of up to $72,000,000 and such additional principal amount, if any, as shall be determined pursuant to the next sentence of this
Section 2.02(d). Upon receipt by the Trustee of an Officers' Certificate of the Company stating that additional Notes, which may be an unlimited aggregate principal amount, will be issued after the initial issue date of the Notes that have the same terms and "CUSIP" numbers as the Notes and, based on an Opinion of Counsel, are of the same class with the other Notes for U.S. federal income tax purposes, the Trustee shall authenticate and deliver such specified principal amount of such additional Notes to or upon the Order of the Company signed as provided in the immediately preceding sentence. Such Officers' Certificate must be received by the Trustee not later than the proposed date for delivery of such additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $72,000,000, except as provided above or in Section 2.07(c).

              (e) Upon an Order of the Company signed by two Officers of the Company, the Trustee shall authenticate Notes not bearing the Restrictive Securities Legend to be issued to the transferee when sold pursuant to an effective registration statement under the Securities Act as set forth in
Section 2.16(c).

              (f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Agent. An authenticating agent has the same rights as an Agent to deal with the Company and its Affiliates.

              (g) The Notes shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any positive integral multiple thereof.

         SECTION 2.03 REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

              (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where Notes may be presented for payment ("PAYING AGENT") and an office or agency where Notes may be presented for conversion ("CONVERSION Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term "Registrar" includes any co-registrar; the term "Paying Agent" includes any additional paying agent; and the term "Conversion Agent" includes any additional conversion agent.

              (b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or a Subsidiary or an Affiliate of any of them may act as Paying Agent.

              (c) The Company initially appoints the Trustee as Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent.

         SECTION 2.04 PAYING AGENT TO HOLD MONEY IN TRUST. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all moneys held by the Paying Agent for the payment of the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company or a Subsidiary or an Affiliate of any of them acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

         SECTION 2.05 HOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders (the "REGISTER"). If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may reasonably request in writing the Register.

         SECTION 2.06 TRANSFER AND EXCHANGE.

              (a) Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Notes at the Registrar's request. The Company or the Trustee, as the case may be, shall not be required (i) to issue, authenticate, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption under Article X and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part.

              (b) No service charge shall be made for any transfer, exchange or conversion of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Sections 2.10, 10.01, 11.01 or 12.01 not involving any transfer.

         SECTION 2.07 REPLACEMENT NOTES.

              (a) If the Holder claims that the Note has been mutilated, lost, destroyed or stolen, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met and, in the case of a mutilated Note, such mutilated Note is surrendered to the Trustee. In the case of lost, destroyed or stolen Notes, if required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee to protect the Company, the Trustee or any Agent from any cost, expense loss that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to replacing a Note and any other reasonable expenses (including the reasonable fees and expenses of the Trustee) in connection therewith.

              (b) In case any such mutilated, lost, destroyed or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note when due.

              (c) Every replacement Note is an additional obligation of the Company only as provided in Section 2.08.

              (d) The provisions of this Section 2.07 are exclusive and shall preclude (to the lawful extent) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         SECTION 2.08 OUTSTANDING NOTES.

              (a) Notes outstanding at any time are all the Notes authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except to the extent provided in Section 2.09, a Note does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Note.

              (b) If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Note is held by a protected purchaser, as that term is defined in the New York Uniform Commercial Code.

              (c) If the Paying Agent (other than the Company or any Affiliate of the Company) holds on a Redemption Date, Repurchase Date, Designated Event Repurchase Date or Maturity Date money sufficient to pay Notes payable on that date (or, if the Company acts as Paying Agent, if the Company has segregated and holds such money in trust in accordance with Section 2.04), then on and after that date, such Notes shall be deemed to be no longer outstanding and interest on them shall cease to accrue, and such Note shall be deemed paid whether or not the Note is delivered to the Paying Agent. Thereafter, all other rights of the Holders of such Notes shall terminate with respect to such Notes, other than the right to receive the Redemption Price, Repurchase Price, Designated Event Repurchase Price or principal amount, as applicable.

              (d) If a Note is converted in accordance with Article XIII, then from and after the time of conversion on the Conversion Date, such Note will cease to be outstanding, and interest (including Additional Interest, if any) will cease to accrue on such Note.

         SECTION 2.09 NOTES HELD BY THE COMPANY OR AN AFFILIATE

              In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Subsidiaries or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether a Responsible Officer of the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

         SECTION 2.10 TEMPORARY NOTES

                  Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Physical Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

         SECTION 2.11. CANCELLATION


                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange, payment or conversion. The Trustee shall promptly cancel or dispose of all Notes surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article XIII.

         SECTION 2.12 DEFAULTED INTEREST


                  If and to the extent the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest payable on the defaulted interest at the rate provided in the Notes (the "DEFAULTED INTEREST"). The Company may pay the Defaulted Interest to the persons who are Holders on a subsequent special record date fixed by the Company (a "DEFAULTED INTEREST SPECIAL RECORD DATE"). The Company shall fix such Defaulted Interest Special Record Date and payment date. At least 15 days before the Defaulted Interest Special Record Date, the Company shall mail to Holders a notice that states the Defaulted Interest Special Record Date, payment date and amount of interest to be paid.

         SECTION 2.13 CUSIP NUMBERS

                  The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or repurchase as a convenience to Holders; provided, however, any such statement may state that no representation is made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption or repurchase shall not be affected by any defect or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

         SECTION 2.14 DEPOSIT OF MONEYS

                  Prior to 11:00 A.M., New York City time, on each Interest Payment Date, Maturity Date, Redemption Date, Repurchase Date and Designated Event Repurchase Date, the Company shall have deposited with a Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) in immediately available funds, money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Repurchase Date and Designated Event Repurchase Date, as the case may be, in a timely manner that permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Repurchase Date and Designated Event Repurchase Date, as the case may be.

         SECTION 2.15 BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES

              (a) The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in
Section 2.17. Members of, or participants in, the Depositary ("PARTICIPANTS") shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Notes, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder.

              (b) Transfers of Global Notes shall be limited to transfers in whole, or in part, to the Depositary, its successors or their respective nominees. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any Global Note and a successor Depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Notes.

              (c) In connection with the transfer of a Global Note in its entirety to beneficial owners pursuant to Section 2.15(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

              (d) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to Section 2.15(b) shall, except as otherwise provided by Section 2.16, bear the Restrictive Securities Legend.

              (e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture or the Notes.

         SECTION 2.16 SPECIAL TRANSFER PROVISIONS

              (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

              (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Restrictive Securities Legend, if (A) the requested transfer is after the second anniversary of the issue date for the Notes; provided, however, that neither the Company nor any of its Affiliates has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the issue date for the Notes or (B) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

              (ii) if the proposed transferor is a Participant seeking to transfer an interest in one Global Note to a transferee who will hold such interest in another Global Note, upon receipt by the Registrar of
         (A) written instructions given in accordance with the Depositary's and the Registrar's procedures and (B) the appropriate certificates and other documents, if any, required by clause (B) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (x) a decrease in the aggregate principal amount of the Global Note through which the transferor held such interest in an amount equal to the aggregate principal amount of the Notes to be transferred and (y) an increase in the aggregate principal amount of the Global Note through which the transferee proposes to hold such interest, in an amount equal to the aggregate principal amount of the Notes to be transferred.

              (b) Restrictions On Transfer And Exchange Of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred except as a whole or in part by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

              (c) Restrictive Securities Legend. Upon the transfer, exchange or replacement of Notes not bearing the Restrictive Securities Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Restrictive Securities Legend. Upon the transfer, exchange or replacement of Notes bearing the Restrictive Securities Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Restrictive Securities Legend unless (i) the requested transfer is after the second anniversary of the issue date for the Notes (provided, however, that neither the Company nor any of its Affiliates has held any beneficial interest in such Note, or portion thereof, at any time prior to or on the second anniversary of the issue date), (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Notes has delivered to the Registrar or co-Registrar a notice in the form of Exhibit B hereto.

              (d) General. By its acceptance of any Note bearing the Restrictive Securities Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restrictive Securities Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

              (e) Transfers Of Notes Held By Affiliates. Any certificate (i) evidencing a Note that has been transferred to an Affiliate of the Company within two years after the issue date for the Notes, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof, or (ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which the Company or any Affiliate of the Company was an owner of such Note, in each case, bear the Restrictive Securities Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

         SECTION 2.17 RESTRICTIVE SECURITIES LEGENDS.

              (a) Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "RESTRICTIVE SECURITIES LEGEND") on the face thereof until after the second anniversary of the later of
(i) the issue date for the Notes, and (ii) the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed between the Company and the Holder thereof):

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE AND THE SHARES OF OUR COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(1), (2) OR (7) UNDER THE SECURITIES ACT WHO PURCHASES AT LEAST $100,000 PRINCIPAL AMOUNT OF NOTES, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH
(V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO,

NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.

THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO SUCH AMENDMENT OR SUPPLEMENT.

              (b) Each share of Common Stock that constitutes a Restricted Security shall bear the legend as set forth in Exhibit D (the "RESTRICTIVE SECURITIES LEGEND") on the reverse thereof until after the second anniversary of the later of (i) the issue date for such share of Common Stock, and (ii) the last date on which the Company or any Affiliate of the Company was the owner of such share of Common Stock (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed between the Company and the Holder thereof).

              (c) Each Global Note shall also bear the following legend (the "Global Note Legend"):

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                  ARTICLE III

                           SATISFACTION AND DISCHARGE

         SECTION 3.01 SATISFACTION AND DISCHARGE OF INDENTURE


              When:

              (a) the Company shall deliver to the Trustee for cancellation all Notes previously authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of, or in substitution for which, other Notes shall have been authenticated and delivered) and not previously cancelled; or

              (b) the Company shall deposit with the Trustee, after the Notes have become due and payable, whether at the Maturity Date or any other Redemption Date, or upon the Notes being scheduled for conversion or otherwise, cash or shares of Common Stock, pursuant to Article XIII, sufficient to pay all of the outstanding Notes and all other sums payable by the Company under this Indenture;

and, in the case of either clause (a) or (b), the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect, except as to:

              (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes,

              (ii) rights hereunder of Holders to receive payments of principal of, premium, if any, and interest (including Additional Interest, if any) on, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, and

              (iii) the rights, obligations and immunities of the Trustee hereunder;

and the Trustee, on written demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel (each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; provided, however, the Company shall reimburse the Trustee for all amounts due the Trustee under Section 4.08 and Section 5.07 and for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

         SECTION 3.02 DEPOSITED MONIES TO BE HELD IN TRUST

              Subject to Section 3.03, all monies deposited with the Trustee pursuant to Section 3.01 shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article XIII, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest (including Additional Interest, if any). All monies deposited with the Trustee pursuant to
Section 3.01 (and held by it or any Paying Agent) for the payment of Notes subsequently converted shall be returned to the Company upon request of the Company.

         SECTION 3.03 RETURN OF UNCLAIMED MONIES

              The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money held by them at any time. The Trustee or the Paying Agent, as the case may be, shall provide written notice to the Company of any money that has been held by it and has, for a period of two (2) years, remained unclaimed for the payment of the principal of, premium, if any, or any accrued and unpaid interest (including Additional Interest, if any) on, the Notes. The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, premium, if any, or any accrued and unpaid interest (including Additional Interest, if any), the Notes that remains unclaimed for two (2) years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may (in no event later than five (5) days after the Company requests repayment pursuant to this Section 3.03), at the expense of the Company, cause to be published once in a newspaper of general circulation in the City of New York or cause to be mailed to each Holder, notice stating that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

         SECTION 3.04 REINSTATEMENT

              If the Trustee or Paying Agent is unable to apply any money in accordance with Sections 3.01 and 3.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Sections 3.01 and
3.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 3.01 and 3.02; provided, however, that if the Company has made any payment of amounts due with respect to any Notes because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IV

                              DEFAULTS AND REMEDIES

         SECTION 4.01 EVENTS OF DEFAULT

              An "EVENT OF DEFAULT," wherever used herein, means any one of the following events so long as any Notes are outstanding (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

              (a) default in the payment when due of principal of (or premium, if any, on) any Note at its Maturity Date, upon redemption or exercise of a Repurchase Right, Designated Event Repurchase Right or otherwise;

              (b) default in the payment of interest or Additional Interest, if any, on any Note when due and payable and continuance of such default for a period of 30 days;

              (c) default in the performance or breach of any term, covenant or agreement of the Company in this Indenture (other than a term, covenant or agreement, a default in the performance or breach of which is specifically dealt with elsewhere in this Section 4.01) or under the Notes and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

              (d) a failure by the Company or any of its Significant Subsidiaries to pay when due, either at maturity or upon acceleration, any Indebtedness in excess of $10,000,000 principal amount under any bond, debenture, note or other evidence of Indebtedness for money borrowed of the Company or any such Significant Subsidiary, if such Indebtedness (other than Indebtedness due upon acceleration) is not discharged, and the acceleration of such other Indebtedness is not waived, cured, rescinded or annulled, within 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

              (e) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or (C) the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

              (f) the Company or any of its Significant Subsidiaries (A) commences a voluntary case under any applicable bankruptcy or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors;

              (g) the rendering of a final judgment or judgments (not subject to appeal and not covered by insurance) against the Company or any of its Subsidiaries in excess of $10,000,000 which remains unstayed, unpaid, undischarged or unbonded for 60 days;

              (h) failure by the Company to provide the notice required under this Indenture upon a Designated Event; or

              (i) failure by the Company to convert Notes into cash or cash and shares of Common Stock, if any, upon exercise of a Holder's conversion right and continuance of such failure for a period of 10 Business Days or more.

         SECTION 4.02 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT

              (a) If an Event of Default with respect to outstanding Notes (other than an Event of Default with respect to the Company specified in Section 4.01(e) or 4.01(f)) occurs and is continuing and has not been cured or waived in accordance with this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by written notice to the Company specifying such Event of Default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, may declare due and payable 100% of the principal amount of all outstanding Notes plus any accrued and unpaid interest (including Additional Interest, if any) to the date of payment. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable. Accrued but unpaid interest, which is not deemed paid in full with the shares of Common Stock, if any, shall be payable upon any conversion of the Notes made concurrently with or after the acceleration of the Notes following an Event of Default.

              (b) If an Event of Default with respect to the Company specified in Section 4.01(e) or 4.01(f) occurs, all unpaid principal and accrued and unpaid interest (including Additional Interest, if any) on the outstanding Notes shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

              (c) The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the outstanding Notes, or
(b) by the adoption of a resolution by Holders of a majority in aggregate principal amount of the outstanding Notes represented at a meeting of Holders at which a quorum (as prescribed in Section 8.04) is present, may rescind and annul an acceleration and its consequences if:

              (i) all existing Events of Default, other than the nonpayment of principal of, or premium, if any, or interest (including Additional Interest, if any) on the Notes that have become due solely because of the acceleration, have been remedied, cured or waived, and

              (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

provided, however, that in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in Section 4.01(d) shall have occurred and be continuing, such declaration of acceleration shall be automatically rescinded and annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have waived, cured, rescinded or annulled their declaration of acceleration in respect of such indebtedness, and written notice of such discharge or waiver, cure, rescission or annulment as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes and no other Event of Default has occurred during such 30-day period that has not been cured or waived during such period.

         SECTION 4.03 OTHER REMEDIES

              If an Event of Default with respect to outstanding Notes occurs and is continuing, the Trustee may, in its discretion, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes. The Trustee may maintain a proceeding in which it may prosecute and enforce all rights of action and claims under this Indenture or the Notes, even if it does not possess any of the Notes or does not produce any of them in the proceeding.

         SECTION 4.04 WAIVER OF PAST DEFAULTS

              The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the outstanding Notes or (b) by the adoption of a resolution, at a meeting of Holders of the outstanding Notes at which a quorum (as prescribed in Section 8.04) is present, by the Holders of at least a majority in aggregate principal amount of the outstanding Notes represented at such meeting, may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default, except a Default or Event of
Default:

              (i) in the payment of the principal of or premium, if any, or interest (including Additional Interest, if any) on any Note (provided, however, that subject to Section 4.07, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration; or

              (ii) in respect of a covenant or provision hereof that, under
         Section 7.02, including Section 7.02(g), cannot be modified or amended without the consent of the Holders of each outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         SECTION 4.05 CONTROL BY MAJORITY

              The Holders of a majority in aggregate principal amount of the outstanding Notes, through their written consent at a meeting of Holders of the outstanding Notes at which a quorum (as prescribed in Section 8.04) is present by a written resolution shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that:

              (a) conflicts with any law or with this Indenture;

              (b) the Trustee determines may be unduly prejudicial to the rights of the Holders not joining therein; or

              (c) may expose the Trustee to any cost, expense or personal liability.

The Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

         SECTION 4.06 LIMITATION ON SUIT

              No Holder of any Note shall have any right to pursue any remedy with respect to this Indenture or the Notes (including, instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee) unless:

              (a) such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

              (b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee to pursue the remedy;

              (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against any costs, expenses and liabilities incurred in complying with such request;

              (d) the Trustee has failed to comply with the request for 60 days after its receipt of such notice, request and offer of indemnity; and

              (e) during such 60-day period, no direction inconsistent with such written request has been given to the Trustee by the Holders of a majority in aggregate principal amount of the outstanding Notes (or such amount as shall have acted at a meeting pursuant to the provisions of this Indenture); provided, however, that no one or more of such Holders may use this Indenture to prejudice the rights of another Holder (including conversion rights) or to obtain preference or priority over another Holder.

         SECTION 4.07 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PAYMENT

                  Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional,
(i) to receive payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on such Note on the Maturity Date expressed in such Note, in the case of redemption, on the Redemption Date, and in the case of the exercise of a Repurchase Right, on a Repurchase Date, and in the case of the exercise of a Designated Event Repurchase Right, on a Designated Event Repurchase Date, (ii) to bring suit for the enforcement of any such payment on or after such respective dates, and (iii) to convert in accordance with Article XIII hereof, and such right shall not be impaired or adversely affected without the consent of such Holder.

         SECTION 4.08 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY THE TRUSTEE

         The Company covenants that if:

              (a) a default is made in the payment of any interest (including Additional Interest, if any) on any Note when such interest (including Additional Interest, if any) becomes due and payable and such default continues for a period of 30 days; or

              (b) a default is made in the payment of the principal of or premium, if any, on any Note at the maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable (as expressed therein or as a result of any acceleration effected pursuant to Section 4.02) on such Notes for principal and premium, if any, and interest (including Additional Interest, if any) and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest (including Additional Interest, if any), calculated using the applicable interest rate specified in Section 2.01(c), and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

              If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

              If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 4.09 TRUSTEE MAY FILE PROOFS OF CLAIM

              In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or its property or creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest (including Additional Interest, if any)) shall be entitled and empowered, by intervention in such proceeding or otherwise,

              (a) to file and prove a claim for the whole amount of principal and premium, if any, and interest (including Additional Interest, if any) owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Notes allowed in such judicial proceeding, and

              (b) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceedings is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 5.07.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder of a Note, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

         SECTION 4.10 RESTORATION OF RIGHTS AND REMEDIES

                  If the Trustee or any Holder of a Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 4.11 RIGHTS AND REMEDIES CUMULATIVE

                  Except as otherwise provided with respect to the replacement or repayment of mutilated, destroyed, lost or stolen Notes in Section 2.07(d), no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 4.12 DELAY OR OMISSION NOT WAIVER

                  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or the Holders of Notes, as the case may be.

         SECTION 4.13 APPLICATION OF MONEY COLLECTED

              Subject to Articles XI and XII, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest (including Additional Interest, if any), upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST:  To the payment of all amounts due the Trustee under
                  Section 5.07;

                  SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and premium, if any, and interest (including Additional Interest, if any), respectively; and

                  THIRD:  Any remaining amounts shall be repaid to the Company.

         SECTION 4.14 UNDERTAKING FOR COSTS

              All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder of any Note for the enforcement of the payment of the principal of or premium, if any, or interest (including Additional Interest, if any) on any Note on or after the Maturity Date expressed in such Note (or, in the case of redemption or exercise of a Repurchase Right or a Designated Event Repurchase Right, on or after the Redemption Date, Repurchase Date, or Designated Event Repurchase Date, as the case may be) or for the enforcement of the right to convert any Note in accordance with Article XIII.

                                   ARTICLE V

                                   THE TRUSTEE

         SECTION 5.01 DUTIES OF TRUSTEE

              (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

              (b) Except during the continuance of an Event of Default:

              (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (ii) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

              (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

              (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section;

              (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.05.

              (d) Every provision of this Indenture that in any way relates to the Trustee in any of its roles hereunder is subject to the provisions of this
Section 5.01.

              (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         SECTION 5.02 RIGHTS OF TRUSTEE

              (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice.

              (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

              (c) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Order from the Company and any resolution of the Board of Directors of the Company shall be sufficiently evidenced by a Board Resolution.

              (d) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel of the Company shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

              (e) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

              (f) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

              (g) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer.

              (h) The Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article
IX. In addition, the Trustee shall not be deemed to have notice, or charged with having knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01(a) and 4.01(b) or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification at the Corporate Trust Office referencing the Notes and this Indenture or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Article IX (other than Sections
9.04 and 9.07) is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates of the Company).

              (i) The Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

              (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and its directors, officers, employees and each agent, custodian and other Person employed to act hereunder.

              (k) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

              (l) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers.

              (m) No permissive power, right or remedy conferred upon the Trustee hereunder shall be construed to impose a duty to exercise such power, right or remedy.

              (n) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

              (o) The Trustee shall have no duty to monitor or inquire as to the performance of the Company or Holders with respect to the Registration Rights Agreement. The Trustee shall not be deemed to have knowledge of a Registration Default unless a Responsible Officer shall have received written notification of such event.

              (p) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

              (q) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authorities and governmental action; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

         SECTION 5.03 INDIVIDUAL RIGHTS OF TRUSTEE

              The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 5.10 and 5.11.

         SECTION 5.04 TRUSTEE'S DISCLAIMER

              The Trustee makes no representation as to the validity, priority or adequacy of this Indenture or the Notes; it shall not be accountable for the Company's use of the proceeds from the Notes; and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

         SECTION 5.05 NOTICE OF DEFAULTS

              If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the best interests of Holders.

         SECTION 5.06 REPORTS BY TRUSTEE TO HOLDERS

              (a) Within 60 days after each May beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to each Holder if required by TIA Section 313(a) a brief report dated as of such May 15 that complies with TIA Section 313(c). In such event, the Trustee also shall comply with TIA Section 313(b) and
Section 313(d).

              (b) A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

         SECTION 5.07 COMPENSATION AND INDEMNITY

              (a) The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

              (b) The Company shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence or willful misconduct.

              (c) To secure the Company's payment obligations in this Section 5.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Notes.

              (d) The indemnity obligations of the Company with respect to the Trustee provided for in this Section 5.07 shall survive any resignation or removal of the Trustee.

              (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 4.01(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         SECTION 5.08 REPLACEMENT OF TRUSTEE

              (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 5.08.

              (b) The Trustee may resign by so notifying the Company in writing 30 Business Days prior to such resignation. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

              (i) the Trustee fails to comply with Section 5.10;

              (ii) the Trustee is adjudged a bankrupt or an insolvent;

              (iii) a receiver or other public officer takes charge of the Trustee or its property; or

              (iv) the Trustee becomes incapable of acting.

              (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

              (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company's expense), the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

              (e) If the Trustee fails to comply with Section 5.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

              (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 5.07.

         SECTION 5.09 SUCCESSOR TRUSTEE BY MERGER, ETC.

              If the Trustee consolidates with, merges or converts into, or transfers by sale or otherwise all or substantially all of its corporate trust business (including the administration of the trust created by this Indenture) to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

         SECTION 5.10 ELIGIBILITY; DISQUALIFICATION

              There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus (on a consolidated basis with its Affiliates) of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

         SECTION 5.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY

              The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                   ARTICLE VI

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         SECTION 6.01 COMPANY MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS

              The Company shall not consolidate with, merge with or into, or convey, transfer or lease all or substantially all of its assets (in one transaction or a series of related transactions), to any Person, unless:

              (a) either (A) the Company shall be the resulting, surviving or transferee Person (the "SUCCESSOR PERSON") or (B) the Successor Person (if other than the Company) (i) shall be a corporation, limited liability company, partnership, trust or other business entity organized and existing under the laws of the United States of America or any state thereof or the District of

Columbia (provided that if, as a result of such consolidation, merger, conveyance, transfer or lease, the Notes would be convertible into Capital Stock of a Person other than the Company, then such other Person shall be for United States federal income tax purposes an association taxable as a corporation) and
(ii) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Company's obligations for the due and punctual payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on all Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 13.08;

              (b) immediately after giving effect to such transaction, there is no Event of Default, and no event which after notice or passage of time or both, would become an Event of Default; and

              (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and the Notes.

         SECTION 6.02 SUCCESSOR PERSON SUBSTITUTED

              Upon any consolidation of the Company with, or merger of the Company with or into, any other Person or any conveyance, transfer or lease of all or substantially all of the assets of the Company to any Person in accordance with Section 6.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor Person that shall theretofore become such in the manner described in Section 6.01), except in the case of a lease to another Person, shall be discharged from all obligations and covenants under this Indenture and the Notes.

                                  ARTICLE VII

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 7.01      WITHOUT CONSENT OF HOLDERS OF NOTES

                  Without the consent of any Holders of Notes, the Company, when authorized by a Board Resolution or Board Resolutions, and the Trustee, at any time and from time to time, may amend this Indenture and the Notes to:

              (a) add to the covenants of the Company for the benefit of the Holders;

              (b) surrender any right or power herein conferred upon the Company;

              (c) make provision with respect to the conversion rights of Holders pursuant to Section 13.08;

              (d) provide for the assumption of the Company's obligations to the Holders in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article VI;

              (e) increase the Conversion Rate, provided, that such increase in the Conversion Rate shall not adversely affect the interest of the Holders;

              (f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

              (g) make any changes or modifications to this Indenture necessary in connection with the registration of any Notes and the shares of Common Stock to be delivered upon conversion of any Notes under the Securities Act as contemplated in the Registration Rights Agreement, provided, that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors of the Company and the Trustee, adversely affect the interests of the Holders;

              (h) cure any ambiguity, or correct or supplement any provision herein that may be inconsistent with any other provision herein or that is otherwise defective, provided, that such action pursuant to this clause (h) does not, in the good faith opinion of the Board of Directors of the Company and the Trustee, adversely affect the interests of the Holders;

              (i) add or modify any other provisions with respect to matters or questions arising under this Indenture that the Company and the Trustee may deem necessary or desirable and that shall not be inconsistent with the provisions of this Indenture, provided, that such action pursuant to this clause (i) does not adversely affect the interests of the Holders; or

              (j) comply with the procedures of the Depositary.

         SECTION 7.02 WITH CONSENT OF HOLDERS OF NOTES

              Except as provided below in this Section 7.02, this Indenture or the Notes may be amended, modified or supplemented, and, subject to Sections
4.04 and 4.07, noncompliance in any particular instance with any provision of this Indenture or the Notes may be waived, in each case (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes or (ii) by the adoption of a resolution at a meeting of Holders of the outstanding Notes at which a quorum (as prescribed in Section 8.04) is present, by the Holders of a majority in aggregate principal amount of the outstanding Notes represented at such meeting. Without the written consent or the affirmative vote of each Holder so affected, an amendment, modification or waiver under this Section 7.02 may not:

              (a) change the maturity of the principal of, or any installment of interest (including Additional Interest, if any) on, any Note;

              (b) reduce the principal amount of, or premium, if any, or interest (including Additional Interest, if any) on, any Note;

              (c) change the currency of payment of principal of, premium, if any, or interest (including Additional Interest, if any) on, any Note;

              (d) impair the right of any Holder to institute suit for the enforcement of any payment in or with respect to any Note;

              (e) modify the obligations of the Company to maintain an office or agency in the Borough of Manhattan in the City of New York pursuant to Section 9.02;

              (f) amend the Designated Event Repurchase Right after the occurrence of a Designated Event or the right to convert any Note in a manner adverse to the Holders; provided, however, that the execution of a supplemental indenture solely to permit a successor Person to assume the Company's obligations under the Notes shall not be deemed to be adverse to the Holders;

              (g) modify the redemption provisions of this Indenture in a manner adverse to the Holders;

              (h) reduce the percentage of aggregate principal amount of Notes outstanding necessary to waive a default or amend or modify this Indenture, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

              (i) reduce the requirements of Section 8.04 for quorum or voting, or reduce the percentage of aggregate principal amount of the outstanding Notes the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture.

It shall not be necessary for any Act of Holders of Notes under this Section
7.02 to approve the particular form of any proposal supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 7.03 COMPLIANCE WITH TRUST INDENTURE ACT

              Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

         SECTION 7.04 REVOCATION OF CONSENTS AND EFFECT OF CONSENTS OR VOTES

              Until an amendment, supplement or waiver becomes effective, a written consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note; provided, however, that unless a record date shall have been established, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.

              An amendment, supplement or waiver becomes effective on receipt by the Trustee of written consents from or affirmative votes by, as the case may be, the Holders of the requisite percentage of aggregate principal amount of the outstanding Notes, and thereafter shall bind every Holder of Notes; provided, however, if the amendment, supplement or waiver makes a change described in any of the clauses (a) through (i) of Section 7.02, the amendment, supplement or waiver shall bind only each Holder of a Note that has consented to it or voted for it, as the case may be, and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the Note of the consenting or affirmatively voting, as the case may be, Holder.

              The Company may, but shall not be obligated to, fix a special record date (a "SPECIAL RECORD DATE") for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which Special Record Date shall be not more than 30 days prior to the first solicitation of such consent. If a Special Record Date is fixed, then notwithstanding the proviso in the first paragraph of this Section 7.04, those Persons who were Holders at such Special Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Special Record Date. No such consent shall be valid or effective for more than 90 days after such Special Record Date unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required hereunder for the effectiveness of such consents shall have also been given and not revoked within such 90 day period.

         SECTION 7.05 NOTATION ON OR EXCHANGE OF NOTES

              If an amendment, supplement or waiver changes the terms of a Note:

              (a) the Trustee may require the Holder of a Note to deliver such Notes to the Trustee, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated; or

              (b) if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

         SECTION 7.06 TRUSTEE TO SIGN AMENDMENT, ETC.

              The Trustee shall sign any amendment authorized pursuant to this
Article VII if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If the amendment does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may but need not sign it. In signing or refusing to sign such amendment, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment is authorized or permitted by this Indenture.

                                  ARTICLE VIII

                           MEETING OF HOLDERS OF NOTES

         SECTION 8.01 PURPOSES FOR WHICH MEETINGS MAY BE CALLED

              A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes.

          SECTION 8.02 CALL NOTICE AND PLACE OF MEETINGS

              (a) The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 8.01, to be held at such time and at such place in the City of New York as the Trustee may determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 14.02, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

              (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 8.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Notes in the amount specified, as the case may be, may determine the time and the place in the City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

          SECTION 8.03 PERSONS ENTITLED TO VOTE AT MEETINGS

              To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more outstanding Notes or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

          SECTION 8.04 QUORUM; ACTION

                  The Persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in
Section 8.02(a), except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened.

              At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 7.02) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in principal amount of outstanding Notes represented and voting at such meeting.

              Any resolution passed or decisions taken at any meeting of Holders of Notes duly held in accordance with this Section 8.04 shall be binding on all the Holders of Notes, whether or not present or represented at the meeting.

          SECTION 8.05 DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS

              (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 14.04 and the appointment of any proxy shall be proved in the manner specified in Section 14.04. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 14.04 or other proof.

              (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Notes as provided in
Section 8.02(b), in which case the Company or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting.

              (c) At any meeting each Holder of a Note or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

              (d) Any meeting of Holders of Notes duly called pursuant to
Section 8.02 at which a quorum (as prescribed in Section 8.04) is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.

          SECTION 8.06 COUNTING VOTES AND RECORDING ACTION OF MEETINGS

              The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 8.02 and, if applicable, Section 8.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                   ARTICLE IX

                                    COVENANTS

          SECTION 9.01 PAYMENT OF NOTES

              (a) The Company shall pay all amounts due with respect to the Notes on the dates and in the manner provided in this Indenture and the Notes. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company or a Subsidiary or an Affiliate of any of them acts as Paying Agent, if it has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due with respect to the Notes.

              (b) The Company shall pay interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Notes as specified in Sections 2.01(c) and 2.12.

              (c) If Additional Interest is payable by the Company, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest per $1,000 principal amount of the Notes that is payable, (ii) the facts and calculations supporting the determination of such amount and (iii) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable.

          SECTION 9.02 MAINTENANCE OF OFFICE OR AGENCY

              (a) The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or exchange or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

              (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

              The Company hereby designates the office of U.S. Bank Trust National Association, an Affiliate of the Trustee at addressStreet100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust Services, as an agency of the Company in accordance with Section 2.03.

          SECTION 9.03 LIMITATION ON CERTAIN TRANSACTIONS

              The Company shall not become party to any transaction described in
Section 13.01(c)(iii) unless the terms of such transaction are consistent with Sections 13.01(c)(iii) and 13.08.

          SECTION 9.04 REPORTS

              (a) At any time when the Notes or the shares of Common Stock issuable upon conversion of the Notes are "restricted securities" within the meaning of the Securities Act, the Company shall, upon request, provide to any Holder or beneficial owner of Notes or prospective purchaser of Notes that so requests the information required to be delivered pursuant to Rule 144A(d)(4). Whether a Person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

              (b) The Company will comply with the provisions of TIA Section 314(a).

              (c) The Company (at its own expense) will deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other financial reports, if any, that the Company may be required to file with the SEC pursuant to Section 12 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 12 or 15(d) of the Exchange Act, the Company shall continue to provide the Trustee with such quarterly and annual reports and other financial reports, if any, that the Company furnishes to its shareholders or stockholders. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers' Certificate).

          SECTION 9.05 COMPLIANCE CERTIFICATE

              The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending on June 30, 2007) of the Company an Officers' Certificate stating whether or not the signers know of any continuing Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Notes. If such signers do know of any such Default or Event of Default, the Officers' Certificate shall describe the Default or Event of Default and its status.

          SECTION 9.06 STAY, EXTENSION AND USURY LAWS

              The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

          SECTION 9.07 CORPORATE EXISTENCE

              Subject to Article VI, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence and the corporate existence of each of their respective subsidiaries in accordance with the respective organizational documents of each subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any subsidiary, if in the judgment of their respective Board of Directors (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such subsidiary does not have a material adverse impact on the Holders.

          SECTION 9.08 NOTICE OF DEFAULT

              In the event that any Default or Event of Default shall occur, the Company will give prompt written notice of such Default or Event of Default to the Trustee.

          SECTION 9.09 MAINTENANCE OF PROPERTIES

              The Company shall cause all properties used or useful in the conduct of its business and the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except where the failure to do so would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

          SECTION 9.10 PAYMENT OF TAXES AND OTHER CLAIMS

              The Company shall pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any subsidiary or upon the income, profits or property of the Company, or any subsidiary (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company, and (iii) subject to Section 13.09, all stamps and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange or conversion of any Notes or with respect to this Indenture; provided, however, that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

          SECTION 9.11 WAIVER OF CERTAIN COVENANTS

              The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 9.04, 9.09 and 9.10 (other than a covenant or condition which under Section 7.02 cannot be modified or amended without the consent of the Holder of each Note affected), if before the time for such compliance the Holders shall, through the consent of not less than a majority in principal amount of the Notes represented at such meeting, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee or any Paying Agent or Conversion Agent in respect of any such covenant or condition shall remain in full force and effect. Nothing in this
Section is intended to limit the application of Sections 4.08, 7.01 and 7.02.

                                   ARTICLE X

                               REDEMPTION OF NOTES

          SECTION 10.01 THE COMPANY'S RIGHT TO REDEEM; NOTICE TO TRUSTEE. Prior to October 20, 2011, the Company may not redeem the Notes. On or after October 20, 2011, the Company, at its option, may redeem the Notes in accordance with this Article X for cash at any time as a whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of Notes to be redeemed plus accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Redemption Date (the "REDEMPTION PRICE").

          If the Company elects to redeem Notes, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price. The Company shall give this notice to the Trustee by an Order at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

          SECTION 10.02 SELECTION OF NOTES TO BE REDEEMED. If fewer than all of the outstanding Notes are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Notes to be redeemed by lot, pro rata or by some other method. The Trustee shall make the selection within five Business Days after it receives the notice provided for in Section
10.01 from outstanding Notes not previously called for redemption.

          Notes and portions of Notes that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of the Notes to be redeemed.

          Notes and portions of Notes that are to be redeemed are convertible by the Holder until 5:00 P.M., New York City time, on the Business Day immediately preceding the Redemption Date. If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

          SECTION 10.03 NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder of Notes to be redeemed.

              The notice of redemption shall identify the Notes to be redeemed and shall state:

              (a) the Redemption Date;

              (b) the Redemption Price;

              (c) the then current Conversion Rate and the related Observation Period for conversion of Notes;

              (d) the name and address of the Paying Agent and Conversion Agent;

              (e) that Notes called for redemption may be converted at any time prior to 5:00 P.M., New York City time, on the Business Day preceding the Redemption Date;

              (f) that Holders who want to convert their Notes must satisfy the requirements set forth in Article XIII;

              (g) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

              (h) in the case of any Note redeemed in part, that the Holder of such Note will receive a new Note or Notes, of authorized denominations for the principal amount thereof remaining unredeemed;

              (i) if fewer than all of the outstanding Notes are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Notes to be redeemed;

              (j) that, unless the Company defaults in making payment of such Redemption Price, any interest (including Additional Interest, if any) on Notes called for redemption will cease to accrue on and after the Redemption Date;

              (k) the CUSIP number(s) of the Notes; and

              (l) any other information the Company wants to present.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this
Section 10.03; provided, further, that the text of the notice of redemption shall be prepared by the Company.

          SECTION 10.04 EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, except for Notes which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such redeemed Notes shall be paid at the Redemption Price.

          SECTION 10.05 DEPOSIT OF REDEMPTION PRICE. Prior to 11:00 A.M., New York City time, on the applicable Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) in immediately available funds money sufficient to make cash payments due on all Notes or portions thereof which are to be redeemed as of such Redemption Date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted.

          If the Paying Agent holds, in accordance with the terms hereof, at 11:00 A.M., New York City time, on the applicable Redemption Date, cash sufficient to pay the Redemption Price of any Notes for which notice of redemption has been given, then, on such Redemption Date, such Notes shall cease to be outstanding and interest (including Additional Interest, if any) shall cease to accrue on such Notes or portions thereof, whether or not such Notes are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Notes).

     SECTION 10.06 NOTES REDEEMED IN PART. Any Physical Note which is to be redeemed only in part shall be surrendered at the office of the Paying Agent and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to the unredeemed portion of the Note surrendered.

     SECTION 10.07 REPAYMENT TO THE COMPANY. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 10.05 exceeds the aggregate Redemption Price of the Notes or portions thereof which the Company is redeeming as of the Redemption Date, then, promptly after the Redemption Date, the Paying Agent shall return any such excess to the Company.

     SECTION 10.08 OTHER REPURCHASES. The Company may, from time to time, at its option (and nothing contained in this Indenture shall limit the Company's right to), repurchase the Notes in open market purchases or negotiated transactions, without any prior notice to any Holders, provided that in exercising its right under this Section 10.08, the Company complies with all applicable federal and state securities laws.



                                   ARTICLE XI

         REPURCHASE OF NOTES AT THE OPTION OF HOLDERS ON SPECIFIC DATES

     SECTION 11.01 REPURCHASE OF NOTES AT THE OPTION OF HOLDERS ON SPECIFIC
DATES.

         (a) Notes shall be repurchased by the Company for cash, at the option of the Holder thereof (the "REPURCHASE RIGHT"), on October 15, 2011, October 15, 2016 and October 15, 2021 (each, a "REPURCHASE Date") at a price equal to 100% of the principal amount of those Notes plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Repurchase Date (the "REPURCHASE PRICE"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 11.01(c).

         (b) No later than 20 Business Days prior to a Repurchase Date, the Company shall mail a written notice of the Repurchase Right by first class mail to the Trustee and to each Holder, at their addresses shown in the register of the Registrar (and to beneficial owners as required by applicable law). The notice shall include a form of Repurchase Notice to be completed by the Holder and shall briefly state, as applicable:

              (i) the date by which the Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the repurchase right;

              (ii) the Repurchase Date;

              (iii) the Repurchase Price;

              (iv) the name and address of the Paying Agent and the Conversion Agent;

              (v) the conversion rights, if any, of the Notes;

              (vi) the Conversion Rate and any adjustments thereto;

              (vii) that the Notes as to which a Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to
         Article XIII hereof only if the Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

              (viii) the procedures for withdrawing a Repurchase Notice;

              (ix) that the Notes must be surrendered to the Paying Agent to collect payment;

              (x) that the Repurchase Price for any Note as to which a Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Note;

              (xi) the procedures the Holder must follow to exercise its Repurchase Right under this Section 11.01;

              (xii) that, unless the Company defaults in making payment of such Repurchase Price, any interest (including Additional Interest, if any) on Notes surrendered for repurchase by the Company will cease to accrue on and after the Repurchase Date; and

              (xiii) the CUSIP number(s) of the Notes.

         At the Company's request, the Trustee shall give the notice of Repurchase Right in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of Repurchase Right must be given to the Holder in accordance with this Section 11.01(b); provided, further, that the text of the notice of Repurchase Right shall be prepared by the Company.

         (c) A Holder may exercise its right specified in Section 11.01(a) upon delivery of a written notice of repurchase (a "REPURCHASE NOTICE") to the Paying Agent at any time during the period beginning at 9:00 A.M., New York City time, on the date that is 20 Business Days immediately preceding the Repurchase Date until 5:00 P.M., New York City time, on the Repurchase Date, stating:

              (i) the certificate number of the Note which the Holder will deliver to be repurchased, if such Notes are in certificated form;

              (ii) the portion of the principal amount of the Note which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000; and

              (iii) that such Note shall be repurchased by the Company as of the Repurchase Date pursuant to the applicable terms and conditions specified in the Notes and in this Indenture.


         If such Notes are held in book-entry form through the Depository, the Repurchase Notice must comply with appropriate Depository procedures.


         Upon such delivery of the Notes to the Paying Agent, such Holder shall be entitled to receive, upon request, from the Paying Agent a nontransferable receipt of deposit evidencing such delivery.


         Payment of the Repurchase Price for a Note for which a Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of such Note, together with necessary endorsements, to the Paying Agent at its corporate trust office in the Borough of Manhattan, the City of New York, or any other office of the Paying Agent, at any time after delivery of such Repurchase Notice, provided, however, that such Repurchase Price shall be so paid pursuant to this Section 11.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.


         The Company shall repurchase from the Holder thereof, pursuant to this
Section 11.01, a portion of a Note, so long as the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.


         Any repurchase by the Company contemplated pursuant to the provisions of this Section 11.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the Note.


         Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this
Section 11.01(c) shall have the right to withdraw such Repurchase Notice at any applicable time prior to 5:00 P.M., New York City time, on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.02.


         The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

         SECTION 11.02 EFFECT OF REPURCHASE NOTICE. Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 11.01(c), the Holder of the
Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Repurchase Price with respect to such Note. Such Repurchase Price shall be paid to such Holder, subject to receipt of cash by the Paying Agent, promptly following the later of (a) the Repurchase Date with respect to such Note (provided the conditions in Section 11.01(c) have been satisfied) and (b) the time of book-entry transfer or delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 11.01(c). Notes in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article XIII hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

         A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to 5:00 P.M., New York City time, on the Repurchase Date, specifying:

              (a) the certificate number (or such withdrawal notice must comply with the appropriate Depositary procedures) of the Note in respect of which such notice of withdrawal is being submitted;

              (b) the principal amount of the Note with respect to which such notice of withdrawal is being submitted; and

              (c) the principal amount, if any, of such Note which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.


         There shall be no purchase of any Notes pursuant to Section 11.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders any Notes (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Notes) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

         SECTION 11.03 DEPOSIT OF REPURCHASE PRICE. Prior to 11:00 A.M., New York City time, on the first Business Day after the Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) in immediately available funds, money sufficient to make cash payments due on all the Notes or portions thereof which are to be repurchased on such Repurchase Date.

         If the Paying Agent holds, in accordance with the terms hereof, at 11:00 A.M., New York City time, on the first Business Day after the Repurchase Date, cash sufficient to pay the Repurchase Price of any Notes for which a Repurchase Notice has been tendered and not withdrawn pursuant to Section 11.02, then, on and after such date, such Notes shall cease to be outstanding and any interest (including Additional Interest, if any) shall cease to accrue on such Notes or portions thereof, whether or not book-entry transfer of such Notes have been made or such Notes are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Repurchase Price upon delivery of such Notes).

         SECTION 11.04 NOTES REPURCHASED IN PART. Any Physical Note which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not repurchased.

         SECTION 11.05 COVENANT TO COMPLY WITH SECURITIES LAWS UPON REPURCHASE OF NOTES.

         In connection with any offer to repurchase Notes under Section 11.01 hereof (provided that such offer or repurchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions under applicable law, the Company shall
(i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under
Section 11.02 to be exercised in the time and in the manner specified in Section 11.02.

                  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article XI, the Company's compliance with such laws and regulations including the extension of the payment or notice periods contemplated by this Article, shall not in and of itself cause a breach of their obligations under this Article XI.

         SECTION 11.06 REPAYMENT TO THE COMPANY.

         To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 11.03 exceeds the aggregate Repurchase Price of the Notes or portions thereof which the Company is obligated to repurchase on the Repurchase Date, then, promptly after the Repurchase Date, the Paying Agent shall return any such excess to the Company.

                                  ARTICLE XII

                  REPURCHASE OF NOTES AT OPTION OF THE HOLDERS
                             UPON A DESIGNATED EVENT

         SECTION 12.01 REPURCHASE AT THE OPTION OF THE HOLDER UPON A DESIGNATED EVENT.

         (a) In the event that a Designated Event shall occur at any time prior to the Maturity Date, then each Holder shall have the right (a "DESIGNATE EVENT REPURCHASE RIGHT"), at such Holder's option, to require the Company to repurchase, and upon the exercise of such Designated Event Repurchase Right the Company shall repurchase, such Holder's Notes, in whole or in part, of $1,000 or any integral multiple of $1,000 in excess thereof or the entire principal amount of the Notes held by any Holder (provided that no single Note may be repurchased in part unless the portion of the principal amount of such Note to be outstanding after such repurchase is equal to $1,000 or integral multiples of $1,000 in excess thereof for cash), on the date specified by the Company (a "DESIGNATED EVENT REPURCHASE DATE") that is 30 Business Days after the date of a Designated Event Company Notice (as defined in Section 12.02) at a purchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, such Designated Event Repurchase Date (the "DESIGNATED EVENT REPURCHASE PRICE").

         (b) To exercise a Designated Event Repurchase Right, a Holder shall deliver to the Company or its designated agent (i) prior to 5:00 P.M., New York City time, on a Designated Event Repurchase Date specified in the Designated Event Company Notice, written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Notes to be repurchased (and, if any Note is to repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain outstanding after such repurchase is to be registered, subject to Section 2.16) and a statement that an election to exercise such Designated Event Repurchase Right is being made thereby (a "DESIGNATED EVENT REPURCHASE NOTICE") and (ii) the Notes with respect to which such Designated Event Repurchase Right is being exercised duly endorsed for transfer. If such Notes are held in book-entry form through the Depository, such Designated Event Repurchase Notice must comply with Depositary procedures.

         (c) The Paying Agent shall promptly notify the Company of the receipt by it of a Designated Event Repurchase Notice.

         (d) Any repurchase by the Company contemplated pursuant to the provisions of this Section 12.01 shall be consummated by the delivery from the Company to the Paying Agent of the consideration to be received by the Holder on the Trading Day immediately following a Designated Event Repurchase Date.

         SECTION 12.02 NOTICE OF OPTIONAL REPURCHASE TO BE PROVIDED BY THE
COMPANY

         (a) Unless the Company shall have theretofore called for redemption all of the outstanding Notes, within ten Trading Days prior to, but not including, the expected effective date of a Designated Event, the Company shall give to all Holders of Notes and to the Trustee, in the manner provided in Section 14.02, notice (the "DESIGNATED EVENT COMPANY NOTICE") of the occurrence of the Designated Event and of the Designated Event Repurchase Right set forth herein arising as a result thereof.

         (b) Each Designated Event Company Notice shall state:

              (i) the Designated Event Repurchase Date;

              (ii) the date by which the Designated Event Repurchase Right must be exercised;

              (iii) whether the Designated Event is a Termination of Trading or a Change in Control;

              (iv) the Designated Event Repurchase Price;

              (v) a description of the procedure that a Holder must follow to exercise a Designated Event Repurchase Right, and the place or places where such Notes are to be surrendered for payment of the Designated Event Repurchase Price;

              (vi) that on the Designated Event Repurchase Date the Designated Event Repurchase Price will become due and payable upon each such Note designated by the Holder to be repurchased, and that interest thereon will cease to accrue on and after such date;

              (vii) the Conversion Rate then in effect and the place or places where such Notes may be surrendered for conversion;

              (viii) if the Designated Event is a Make Whole Premium Designated Event and the Company must, or in the case of a Public Acquirer Change in Control elects, to pay the Make Whole Premium upon conversion, the proportion of the Make Whole Premium to be paid in cash and shares of Common Stock and the method of calculating the Share Price of such Common Stock; and

              (ix) the place or places that the Note certificate with the election of Holder to require repurchase as specified in form of Global Note shall be delivered.

              (c) No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a Designated Event Repurchase Right or affect the validity of the proceedings for the repurchase of Notes.

              (d) If any of the foregoing provisions or other provisions of this
Article XII are inconsistent with applicable law, such law shall govern.

SECTION 12.03     EFFECT OF DESIGNATED EVENT REPURCHASE NOTICE


         Upon receipt by the Paying Agent of the Designated Event Repurchase Notice specified in Section 12.01(b), the Holder of the Note in respect of which such Designated Event Repurchase Notice was given shall (unless such Designated Event Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Designated Event Repurchase Price with respect to such Note. Such Designated Event Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Designated Event Repurchase Date with respect to such Note (provided the conditions in Section 12.01(b) have been satisfied) and (y) the time of book-entry transfer or delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 12.01(b). Notes in respect of which a Designated Event Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article XIII hereof on or after the date of the delivery of such Designated Event Repurchase Notice unless such Designated Event Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

         A Designated Event Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the procedures set forth in the Designated Event Company Notice at any time prior to the 5:00 P.M., New York City time on the Business Day preceding the Designated Event Repurchase Date specifying:

              (i) the certificate number, if any, or the appropriate Depositary procedures, if applicable, of the Note in respect of which such notice of withdrawal is being submitted;

              (ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted; and

              (iii) the principal amount, if any, of such Note which remains subject to the original Designated Event Repurchase Notice and which has been or will be delivered for repurchase by the Company.


         There shall be no purchase of any Notes pursuant to Section 12.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Designated Event Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Designated Event Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders any Notes (x) with respect to which a Designated Event Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Designated Event Repurchase Price with respect to such Notes) in which case, upon such return, the Designated Event Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

         SECTION 12.04 DEPOSIT OF DESIGNATED EVENT REPURCHASE PRICE

         (a) Payment of the Designated Event Repurchase Price for a Note for which a Designated Event Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of such Note, together with necessary endorsements, to the Paying Agent at its corporate trust office in the Borough of Manhattan, the City of New York, or any other office of the Paying Agent, at any time after delivery of such Designated Event Repurchase Notice. Upon such delivery of the Notes to the Paying Agent, such Holder shall be entitled to receive, upon request, from the Paying Agent a nontransferable receipt of deposit evidencing such delivery.

         (b) Prior to 11:00 A.M., New York City time, on the first Business Day after the Designated Event Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in
Section 2.04) in immediately available funds, money or United States Government Treasury Notes sufficient to make payments due on all the Notes or portions thereof which are to be repurchased on such Repurchase Date.


         If the Paying Agent holds, in accordance with the terms hereof, at 11:00 A.M., New York City time, on the first Business Day after the Designated Event Repurchase Date, money or United States Government Treasury Notes sufficient to pay the Designated Event Repurchase Price of the Notes on the Designated Event Repurchase Date for which a Designated Event Repurchase Notice has been tendered and not withdrawn pursuant to Section 12.03, then, on and after such date, such Notes shall cease to be outstanding and any interest (including Additional Interest, if any) shall cease to accrue on such Notes or portions thereof, whether or not book-entry transfer of such Notes have been made or such Notes are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Designated Event Repurchase Price upon delivery of such Notes). If such Designated Event Repurchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the full amount of accrued and unpaid interest (including Additional Interest, if any) payable in such Interest Payment Date shall be payable in cash to the Holders of such Notes registered as such at the close of business on the relevant Regular Record Date.

         SECTION 12.05 NOTES REPURCHASED IN PART.


         Any Note which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.

         SECTION 12.06 COVENANT TO COMPLY WITH SECURITIES LAWS UPON DESIGNATED EVENT REPURCHASE OF NOTES.


         In connection with any offer to repurchase Notes under Section 12.01 hereof (provided that such offer or repurchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions under applicable law, the Company shall
(i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under
Section 12.02 to be exercised in the time and in the manner specified in Section 12.02.


         To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article XII, the Company's compliance with such laws and regulations including the extension of the payment or notice periods contemplated by this Article, shall not in and of itself cause a breach of their obligations under this Article XII.

         SECTION 12.07 REPAYMENT TO THE COMPANY.


         To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 12.03 exceeds the aggregate Designated Event Repurchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Designated Event Repurchase Date then the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

                                  ARTICLE XIII

                                   CONVERSION

         SECTION 13.01 RIGHT TO CONVERT.

         (a) Subject to and in compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder's option, at any time on or after September 15, 2026, through the close of business on the scheduled Trading Day immediately preceding the Maturity Date, to convert the principal amount of any such Notes, or any portion of such principal amount which is $1,000 or an integral multiple thereof at the Conversion Rate then in effect.

         (b) Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder's option, at any time following the initial issuance of the Notes hereunder through 5:00 P.M., New York City time on September 14, 2026, to convert the principal amount of any such Notes, or any portion of such principal amount which is $1,000 or an integral multiple thereof at the Conversion Rate then in effect:

              (i) during any fiscal quarter (and only during such fiscal quarter) commencing after December 31, 2006, if the Last Reported Sales Prices of the Common Stock for at least 20 Trading Days during the period of the 30 consecutive Trading Days ending on the last Trading Day of the preceding fiscal quarter is greater than or equal to 120% of the applicable Conversion Price on such last Trading Day;

              (ii) during the five Business Day period immediately following a ten consecutive Trading Day period (the "MEASUREMENT PERIOD") in which the Trading Price per $1,000 principal amount of notes, as determined following a request by a Holder in accordance with Section 13.01(f), for each day of such Measurement Period was less than 98% of the product of the Last Reported Sales Price of the Common Stock on such Trading Day and the applicable Conversion Rate in effect on such Trading Day;

              (iii) if such Note has been called for redemption pursuant to
         Article X hereof at any time prior to 5:00 P.M., New York City time, on the Business Day immediately preceding the applicable Redemption Date, after which time such Holder's right to convert shall expire unless the Company defaults in the payment of the Redemption Price;

              (iv) as provided in Section 13.01(c).

        (c) In the event that:

              (i) (A) the Company elects to issue to all or substantially all the holders of Common Stock certain rights entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of Common Stock at less than the average of the Last Reported Sales Prices of a share of Common Stock for the ten consecutive Trading Day period ending on the Trading Day preceding the announcement of such issuance; or

              (B) the Company elects to distribute to all or substantially all the holders of Common Stock assets, debt securities or certain rights to purchase the Company's securities, which distribution has a per share value, as reasonably determined by the Board of Directors of the Company, exceeding 10% of the Last Reported Sales Price of the Common Stock on the day preceding the declaration date for such distribution;

         then, in each case, the Company must notify, in writing, Holders of Notes of the occurrence of such an event at least 35 scheduled Trading Days prior to the Ex Date for any such distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time until the earlier of the 5:00 P.M., New York City time, on the Business Day immediately preceding the Ex Date or the date of announcement by the Company that the distribution will not take place, even if the notes are not otherwise convertible at such time;

              (ii) the Company is party to a transaction described in clause (3) of the definition of Change in Control (without, for the avoidance of doubt, giving effect to the clause (b) thereof), the Company shall notify the Holders, in the manner described in Section 13.02, at least 35 scheduled Trading Days prior to the anticipated effective date of such transaction. Once the Company has given such notice, Holders may surrender Notes for conversion at any time until 35 calendar days after the actual effective date of such transaction (or, if such transaction also constitutes a Designated Event, the related Designated Event Repurchase Date). In addition, Holders may surrender all or a portion of their Notes for conversion if any other type of transaction involving a Designated Event occurs. In such event, Holders may surrender Notes for conversion at anytime beginning on the actual effective date of such Designated Event until and including the date that is 30 calendar days after the actual effective date of such transaction or, if later, until the Designated Event Repurchase Date;

              (iii) the Company reclassifies or changes its outstanding Common Stock or merges, consolidates or combines with, or sells or conveys all or substantially all of the Company's properties and assets to, any other Person, as a result of which transaction holders of the Common Stock are entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, then the Notes shall be convertible only into the kind and amount of shares of stock and other securities or property or assets (including cash or any combination thereof) that the Holder thereof would have been entitled to receive upon the transaction had such Notes been converted into shares of Common Stock immediately preceding any of these events or, if the Company so elects pursuant to Section 13.06, into shares of the Public Acquirer Common Stock (the "REFERENCE PROPERTY"). If the transaction causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes shall be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. In addition, if such transaction also constitutes a Make Whole Premium Designated Event, subject to
         Section 13.06, Holders may also receive a Make Whole Premium, which will be the kind and amount of cash, securities and other assets or property such Holder would have received of such Holder held such number of additional shares at set forth in Section 13.05.

          (d) If a Holder has submitted any or all of such Holder's Notes for repurchase in connection with a Designated Event, the conversion rights on the Notes so subject to repurchase shall expire at 5:00 P.M. New York City time, on the Business Day preceding the Designated Event Repurchase Date, unless the company defaults in the payment of the Designated Event Repurchase Price. A conversion of Notes by a Holder shall be deemed for the purposes of this clause
(d) to be "in connection," with a Designated Event if the Conversion Notice is received by the Conversion Agent subsequent to the effective date of a Designated Event, but before 5:00 P.M., New York City time, on the second Business Day immediately preceding the Designated Event Repurchase Date as specified in the Designated Event Company Notice relating to such Designated Event.

         (e) Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Repurchase Notice or a Designated Event Repurchase Notice exercising such Holder's option to require the Company to repurchase such Note may be converted only if such notice of exercise is withdrawn in accordance with
Article XI or Article XII hereof prior to 5:00 P.M., New York City time on the Business Day immediately preceding the Repurchase Date or the Designated Event Repurchase Date, as the case may be.

         (f) In connection with any potential conversion pursuant to Section 13.01(b)(ii), the Bid Solicitation Agent shall have no obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to request such determination unless a Holder has provided the Company with reasonable evidence that the Trading Price per $1,000 Principal Amount of Notes would be less than 98% of the product of the Last Reported Sales Price of the Common Stock and the Conversion Rate. At such time as the Company has determined that a Holder has provided such evidence to the Company, the Company shall instruct the Bid Solicitation Agent, in writing, to determine the Trading Price beginning on the next Trading Day and on each successive Trading Day until the Trading Price is greater than or equal to 98% of the product of the Last Reported Sales Price of the Common Stock and the Conversion Rate.

         SECTION 13.02 CONVERSION PROCEDURES.

         (a) Each Note shall be convertible at the office of the Conversion
Agent.

         (b) In order to exercise the conversion privilege with respect to any interest in Notes in global form, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by this Section 13.02 and any transfer taxes if required pursuant to Section 13.09. In order to exercise the conversion privilege with respect to any Notes in certificated form, the Holder of any such Notes to be converted, in whole or in part, shall:

              (i) complete and manually sign the conversion notice provided on the back of the Note (the "CONVERSION NOTICE") or facsimile of the conversion notice and deliver such notice to a Conversion Agent;

              (ii) surrender the Note to a Conversion Agent;

              (iii) furnish appropriate endorsements and transfer documents, if required;

              (iv) make any payments required under Section 2.01(c); and

              (v) if required, pay any transfer or similar tax, if any.

          The date on which the Holder satisfies all of the requirements set forth in (i) through (v) above is the "CONVERSION DATE." The Notes shall be deemed to have been converted immediately prior to 5:00 P.M., New York City time, on the Conversion Date.

         (c) Each Conversion Notice shall also state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Notes surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

         (d) As promptly as practicable after the later of (i) the Conversion Date (but in no event later than 5 Business Days after the Conversion Date) or
(ii) the date all the calculations necessary to make such payment and delivery have been made (but in no event later than as specified in Section 13.03(c)), subject to compliance with Section 13.09 and any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Notes (or portion thereof) so converted), the Company shall issue and shall deliver to such Holder at the office of the Conversion Agent, a check or cash and a certificate or certificates for the number of full shares of Common Stock issuable in accordance with the provisions of this Article XIII, if applicable. In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge to him, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

         Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) on the date on which the requirements set forth above in this Section 13.02 have been satisfied as to such Notes (or portion thereof), and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the Holder of record of the shares represented thereby; provided, however, that in case of any such surrender on any date when the stock transfer books of the Company shall be closed, the person or persons in whose name the certificate or certificates for such shares are to be issued shall be deemed to have become the record Holder thereof for all purposes on the next day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Notes shall be surrendered.

         (e) Upon the conversion of an interest in Global Notes, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

         (f) Each stock certificate representing Common Stock issued upon conversion of the Notes that are Restricted Securities shall bear the legend in substantially the form of Exhibit D hereto and shall bear such legend until such time as set forth in Section 2.17(b) herein.

         SECTION 13.03 PAYMENTS UPON CONVERSION.

         (a) Upon any conversion of any Note, the Company shall deliver to converting Holders, in respect of each $1,000 principal amount of Notes being converted, a "SETTLEMENT AMOUNT" equal to the sum of the Daily Settlement Amount for each of the 40 Trading Days during the Observation Period for such Note.

         (b) The "DAILY SETTLEMENT AMOUNT" for each of the 40 Trading Days during the Observation Period shall consist of:

              (i) cash equal to the lesser of (x) $25 and (y) the Daily Conversion Value, and

              (ii) to the extent the Daily Conversion Value exceeds $25, a number of shares of Common Stock (the "REMAINING SHARES") equal to (i) the difference between the Daily Conversion Value and $25, divided by
         (ii) the Daily VWAP for such day, subject to the Company's right to deliver cash in lieu of all or a portion of such Remaining Shares set forth in Section 13.11;

provided, that in no event shall the aggregate number of shares per $1,000 principal amount of Notes exceed the Aggregate Share Cap.

         (c) The Company shall deliver the Settlement Amount to converting Holders on or prior to the third Business Day immediately following the last day of the Observation Period, except in the case of a conversion after the date of issuance of a notice of redemption or after August 15, 2026.

         (d) Upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest and Additional Interest, if any, unless such conversion occurs between a Regular Record Date and the Interest Payment Date to which it relates.

         (e) The Company shall not issue fractional shares of Common Stock upon conversion of Notes. If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Notes, the Company shall make payment therefor in cash equal to the fraction of a share of Common Stock otherwise issuable multiplied by the Daily VWAP on the last day of the applicable Observation Period.

         SECTION 13.04 ADJUSTMENT OF CONVERSION RATE. The Conversion Rate, as well as the share prices and the number of shares in the Make Whole Table, shall be adjusted from time to time by the Company as follows:

         (a) If the Company, at any time or from time to time while any of the Notes are outstanding, issues additional shares of Common Stock as a dividend or makes a distribution in shares of Common Stock to all holders of its outstanding shares of Common Stock, or if the Company subdivides or combines its Common Stock then the Conversion Rate will be adjusted based on the following formula:

                      OS'
              CR'=CRox----
                      OSo


where,

CRo =    the Conversion Rate in effect immediately prior to such event

CR' =    the Conversion Rate in effect immediately after such event

OSo = the number of shares of Common Stock outstanding immediately prior to such event

OS' = the number of shares of Common Stock outstanding immediately after such event

Such adjustment shall become effective immediately after the opening of business on the day following the Record Date for such dividend or distribution, or the date fixed for determination for such share split or share combination. If any dividend or distribution of the type described in this Section 13.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

         (b) If the Company, at any time or from time to time while any of the Notes are outstanding, issues to all holders of its outstanding shares of Common Stock any rights or warrants to purchase, for a period of not more than 60 days, shares of Common Stock (or securities convertible into Common Stock) at a price per share less than (or having a conversion price less than) the then Current market Price per share of Common Stock, the Conversion Rate shall be adjusted based on the following formula:



                      OSo+X
              CR'=CRox-----
                      OSo+Y
where,


CRo =    the Conversion Rate in effect immediately prior to such event

CR' =    the Conversion Rate in effect immediately after such event

OSo = the number of shares of Common Stock outstanding on the close of business on the Record Date

X   =    the total number of shares of Common Stock issuable pursuant to such rights or warrants (or into which the convertible securities so offered are convertible)

Y   =    the number of shares of Common Stock equal to the aggregate offering price that the total number of shares so offered would purchase (or the aggregate conversion price of the convertible security) at such Last Reported Sales Price of Common Stock on the Record Date of such issuance determined by multiplying such total number of shares so offered by the exercise price of such rights or warrants (or the conversion price of such convertible security) and dividing the product so obtained by such Last Reported Sales Price.

         Such adjustment shall become effective immediately after the opening of business on the day following the date of announcement of such issuance.

         To the extent that shares of Common Stock (or securities convertible into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sales Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors of the Company.

         For the purposes of this Section 13.04(b), rights or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and
(3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 13.04(b) (and no adjustment to the Conversion Price under this Section 13.04(b) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this
Section 13.04(b). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this
Section 13.04(b) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any Holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all applicable holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

         (c) If the Company, at any time or from time to time while the Notes are outstanding, distributes to all holders of its Common Stock, additional shares of Common Stock, evidences of its indebtedness or assets, including securities, but excluding:

              (i) dividends or distributions referred to in Section 13.04(a);

              (ii) rights, warrants or convertible securities referred to in
         Section 13.04(b);

              (iii) dividends or distributions referred to in Section 13.04(d); and

              (iv) dividends and distributions in connection with a reclassification, consolidation, merger, combination, conveyance, binding share exchange or sale resulting in the conversion consideration pursuant to final paragraph of the Section 13.04(c);

then the Conversion Rate shall be adjusted based on the following formula:
                    SPo
         CR'=CRox--------
                  SPo-FMV
where,

CRo = the Conversion Rate in effect immediately prior to such distribution

CR' = the Conversion Rate in effect immediately after such distribution

SP0 = the Current Market Price of Common Stock on the Record Date for such distribution



FMV = the fair market value (as determined by the Board of Directors of the Company) of the additional shares of Common Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Record Date for such distribution


         Such adjustment shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this Section 13.03(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

         Upon conversion, the Holders shall receive, to the extent a Holder receives any shares of Common Stock, receive the rights under the Company's existing rights plan and any future stockholder rights plan the Company may establish, whether or not the rights have separated from the Common Stock prior to conversion. A distribution of rights pursuant to such stockholder rights plan will not trigger a Conversion Rate adjustment pursuant to the Section 13.04(b) and this Section 13.03(c) or so long as the Company has made proper provisions to provide that Holders shall, to the extent such Holder receives shares of Common Stock upon conversion, also receives such rights in accordance with the terms of this Indenture.

         With respect to an adjustment pursuant to this Section 13.03(c) where there has been a payment of a dividend or other distribution on the Common Stock or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a "Spin-Off"), the Conversion Rate in effect immediately before 5:00 P.M., New York City time, on the effective date fixed for determination of stockholders entitled to receive the dividend or distribution for such for such Spin-Off shall be increased based on the following formula:

                  FMVo+MPo
         CR'=CRox---------
                    MPo

where,

CRo = the Conversion Rate in effect immediately prior to such distribution

CR' = the Conversion Rate in effect immediately after such distribution

FMVo = the average of the Last Reported Sales Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the ten consecutive Trading-Day period commencing on and including the fifth Trading Day after the date on which Ex-Dividend Trading commences for such distribution on The Nasdaq Global Market or such other national or regional exchange or market on which the Notes are then listed or quoted

MPo = the average of the Last Reported Sales Prices of Common Stock over the ten consecutive Trading-Day period commencing on and including the fifth Trading Day after the date on which Ex-Dividend Trading commences for such distribution on The Nasdaq Global Market or such other national or regional exchange or market on which the Notes are then listed or quoted

(d) If any cash distribution is made to all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

                   SPo
         CR'=CRox--------
                  SPo-C

where,

CR0 = the Conversion Rate in effect on the Record Date for such distribution

CR' = the Conversion Rate in effect immediately after the Record Date for such distribution

SP0 = the Current Market Price of a share of Common Stock on the Record Date for such distribution

C   = the amount in cash per share the Company distributes to holders of Common
      Stock.

         Such adjustment shall become effective immediately after 5:00 P.M., New York City time, on the Record Date for such dividend or distribution; provided that if such dividend or distribution is not paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

         (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sales Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the Conversion Rate shall be increased based on the following formula:

                   AC+(SP'xOS')
         CR'=CRox--------------
                    OSoxSP'

where,

CRo = the Conversion Rate in effect on the date such tender or exchange offer expires

CR' = the Conversion Rate in effect on the day next succeeding the date such tender or exchange offer expires

AC = the fair market value (as determined by the Board of Directors) of the aggregate consideration paid or payable for all shares of Common Stock purchased in such tender or exchange offer

OSo = the number of shares of Common Stock outstanding on the Trading Day immediately preceding the date such tender or exchange offer is announced

OS' = the number of shares of Common Stock outstanding less any shares purchased in the tender or exchange offer at the time such tender or exchange offer expires

SP' = the average of the Last Reported Sales Price per share of Common
      Stock for each of the ten consecutive Trading Days next succeeding the expiration of such tender or exchange offer.

         The adjustment to the Conversion Rate under this Section 13.04(e) shall occur on the tenth Trading Day next succeeding the date such tender or exchange offer expires.

         If the Company is obligated to repurchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange had not been made.

         (f) For purposes of this Section 13.04, the following terms shall have the meaning indicated:

              (i) "CURRENT MARKET PRICE" means on any date means the average of the Last Reported Sales Prices per share of Common Stock for the ten consecutive Trading Day period ending on the earlier of the date of determination and the day before the Ex Date with respect to any distribution requiring such computation. For the purposes of this definition, the term "Ex Date," when used with respect to any distribution, means the first date on which the shares of Common Stock trade, regular way, on the relevant exchange or in the relevant market from which the Last Closing Sales Price was obtained without the right to receive such distribution.

              (ii) "FAIR MARKET VALUE" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

              (iii) "RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

         (g) Subject to subsection (j) below, the Company may make such increases in the Conversion Rate, in addition to any adjustments required by
Section 13.04(a), Section 13.04(b), Section 13.04(c), Section 13.04(d) or
Section 13.04(e), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

         (h) To the extent permitted by applicable law and subject to subsection
(j) below, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of record of the Notes a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. The Company shall comply with the rules and regulations promulgated under the Exchange Act, to the extent applicable in connection with such notice.

         (i) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this Section 13.04(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XIII shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent the Notes become convertible into cash, assets, property or securities (other than Capital Stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

         (j) In no event shall the total number of shares of Common Stock issuable upon conversion of a Note exceed 35.7534 shares per $1,000 principal amount of Notes (the "AGGREGATE SHARE CAP"), subject to the proportional adjustment in the same manner as the Conversion Rate as set forth in Sections 13.04(a) through 13.04(e). If this is the case, the Company shall deliver cash in lieu of any shares of Common Stock otherwise deliverable upon conversion in excess of such limitations, which will be based on the Last Reported Sales Price of the Common Stock on the Trading Day immediately prior to the date when shares would otherwise be required to be distributed.

         (k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder of Notes at such Holder's last address appearing on the list of Note holders provided for in
Section 2.05, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

         (l) In any case in which this Section 13.04 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Notes converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 13.03.

         (m) For purposes of this Section 13.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

         (n) No adjustment to the Conversion Rate shall be made pursuant to this
Section 13.04 if the Holders of the Notes may participate in the transaction that would otherwise give rise to an adjustment pursuant to this Section 13.04 on a basis and with notice that the Company's Board of Directors determines to be fair and appropriate.

         SECTION 13.05 DETERMINATION OF THE MAKE WHOLE PREMIUM

         (a) Subject to Section 13.06, if a Holder elects to convert Notes in connection with a Make Whole Premium Designated Event that has an effective date occurring on or prior to October 15, 2011, the Conversion Rate for such Notes shall be increased by an additional number of shares of Common Stock equal to the Make Whole Premium.

         (b) The number of Additional Shares will be determined by reference to the Make Whole Table, based on the date on which the Designated Event occurs or becomes effective (the "EFFECTIVE DATE") and the price (the "STOCK PRICE") paid per share of Common Stock in the Designated Event. If the Designated Event is a transaction described in clause (iii) of the definition of Change in Control, and holders of Common Stock receive only cash in the Designated Event, the Stock Price shall be the cash amount per share. Otherwise, the Stock Price shall be the average of the Last Reported Sales Price of Common Stock over the five Trading-Day period ending on the Trading Day preceding the Effective Date of the Fundamental Change.

         (c) The Stock Prices set forth in the first row of the Make Whole Table shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional shares set forth in such table will be adjusted in the same manner as the Conversion Rate as set forth in Section 13.04.

         (d) The table below (the "MAKE WHOLE TABLE") sets forth the hypothetical Stock Price and the number of additional shares to be received per $1,000 principal amount of Notes:

                    Make Whole Premium Upon a Designated Event
        (Number Of Additional Shares per $1,000 principal amount of Notes)

                          OCTOBER 15,   OCTOBER 15,   OCTOBER 15,   OCTOBER 15,   OCTOBER 15,   OCTOBER 15,
  APPLICABLE PRICE           2006           2007          2008          2009          2010          2011
  ----------------        ----------    -----------   -----------   -----------   -----------   ------------
$11.64...............      17.1822         17.1822       17.1822       17.1822        17.1822       17.1822
$13.00...............      12.3874         11.5551       10.5892        9.5703         8.6113        8.1946
$14.00...............      10.7914          9.8899        8.7659        7.5049         5.9771        3.0329
$15.00...............       9.5917          8.6078        7.4538        6.0491         4.2608        1.3047
$16.00...............       8.5895          7.6373        6.4418        5.0086         3.1845        0.4977
$17.00...............       7.7986          6.8393        5.6929        4.2768         2.4904        0.0000
$18.00...............       7.1127          6.2136        5.0900        3.7406         2.0694        0.0000
$19.00...............       6.5590          5.6868        4.6255        3.3478         1.7866        0.0000
$20.00...............       6.0640          5.2415        4.2355        3.0376         1.6052        0.0000
$25.00...............       4.3748          3.7611        3.0220        2.1521         1.1487        0.0000
$30.00...............       3.3321          2.8790        2.3243        1.6686         0.9011        0.0000
$40.00...............       2.0778          1.8162        1.4866        1.0835         0.5936        0.0000
$45.00...............       1.6685          1.4672        1.2096        0.8889         0.4912        0.0000
$50.00...............       1.3468          1.1906        0.9889        0.7333         0.4092        0.0000


-------------------------------------------------------------
         The exact Stock Prices and Effective Dates may not be set forth in the Make Whole Table, in which case:

              (i) if the Stock Price is between two Stock Price amounts in the Make Whole Table or the Effective Date is between two Effective Dates in the Make Whole Table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year;

              (ii) if the Stock Price is greater than $50.00 per share (subject to adjustment, the "STOCK PRICE Cap"), no additional shares will be issued upon conversion;

              (iii) if the Stock Price is less than $11.64 per share (subject to adjustment, the "STOCK PRICE THRESHOLD"), no additional shares will be issued upon conversion; and

              (iv) notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion of a Note exceed 35.7534 shares per $1,000 principal amount of Notes (the "MAKE WHOLE STOCK CAP"), subject to adjustments in the same manner as the Conversion Rate as set forth in Section 13.04, provided, however, that the Company shall deliver cash in lieu of any shares otherwise deliverable upon conversion in excess of such Make Whole Stock Cap (based on the Last Reported Sales Price of the Common Stock on the Trading Day immediately prior to the date when such shares would otherwise be required to be distributed).

              (e) Each time that the Conversion Rate is adjusted by the Company pursuant to Section 13.04, (A) the Stock Price Threshold, the Stock Price Cap and each of the Stock Prices set forth in the left hand column of the Make Whole Table shall be adjusted (rounded to the nearest cent) by multiplying each such amount by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted and (B) the Make Whole Stock Cap and each of share amounts set forth in the body of the Make Whole Table shall be adjusted (rounded to the nearest one-ten thousandth (1/10,000) of a share) in the same manner as the Conversion Rate is adjusted pursuant to Section 13.04.

         SECTION 13.06  CONVERSION AFTER A PUBLIC ACQUIRER CHANGE OF CONTROL.

              (a) In the event of a Public Acquirer Change of Control, the Company may, in lieu of increasing the Conversion Rate by Additional Shares pursuant to Section 13.05, elect to adjust the Conversion Rate and the related conversion obligation such that from and after the Effective Date of such Public Acquirer Change of Control, Holders shall be entitled to convert their Notes, in accordance with Section 13.01, into a number of shares of Public Acquirer Common Stock, still subject to the arrangements for payment upon conversion in Section 13.03. The adjusted Conversion Rate shall be the Conversion Rate in effect immediately before the Public Acquirer Change of Control multiplied by a fraction:

              (i) the numerator of which will be the Share Price; and

              (ii) the denominator of which will be the average of the Last Reported Sales Prices of the Public Acquirer Common Stock for the five consecutive Trading Days ending on the Trading Day preceding such Effective Date.

              (b) The Company may elect to provide for the conversion of the Notes into shares of Public Acquirer Common Stock (and thus to be under no obligation to pay the Make Whole Premium, however the Company will still be subject to the arrangement for payment upon conversion in this
         Article XIII) so long as: (i) the Public Acquirer Common Stock into which the Notes will be convertible is, subject to notification of issuance, listed on the principal United States securities exchange on which the issued and outstanding Public Acquirer Common Stock is listed; (ii) the Public Acquirer Common Stock is registered under the Exchange Act, if required; (iii) any necessary qualification or registration under the Securities Act applicable state securities laws have been made (subject to the availability of any exemption from such qualification and registration requirements), both in connection with the original issuance of such shares of Public Acquirer Common Stock and the resale of such shares by holders thereof until such time as the resale may be effected pursuant to Rule 144(k) of the Securities Act by holders who are not Affiliates of the Public Acquirer; and (iv) if the Acquirer in connection with such Public Acquirer Change in Control is not the issuer of the Public Acquirer Common Stock, then such issuer shall expressly assume all of the Company's obligations then remaining, if any, under the Registration Rights Agreement with respect to the registration of the Public Acquirer Common Stock thereunder.

              (c) If the conditions contained in clauses (i) through (iv) of
         Section 13.06(b) are not satisfied on or prior to the Effective Date, the Company shall pay the Make Whole Premium in connection with such Change in Control to electing Holders as described under Section 13.05.

              (d) In order to make the election pursuant to this Section 13.06, the Company and the issuer of the Public Acquirer Common Stock shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Note shall be exchangeable into Public Acquirer Common Stock and execute an amendment to the Registration Rights Agreement (to the extent any Registrable Securities (as defined therein) remain outstanding) to make the provisions thereof to apply to the Public Acquirer Common Stock. Such supplemental indenture shall provide for provisions and adjustments which shall be a nearly equivalent as may be practicable to the provisions and adjustments provided for in this Article XIII.

              (e) Within ten Trading Days prior to but not including the expected effective date of a Designated Event that is also a Public Acquirer Change of Control, the Company will provide to all Holders and the Trustee and Paying Agent a notification, in a manner as provided in
         Section 14.02, stating whether the Company will:

                  (i) elect to adjust the Conversion Rate and related conversion obligation as set forth in this Section 13.06, in which case the Holders will not have the right to receive additional shares upon conversion, as described in Section 13.05; or

                  (ii) not elect to adjust the Conversion Rate and related conversion obligation, in which case the Holders will have the right to convert Notes and, if applicable, receive additional shares upon conversion as described above in Section 13.05.

Such notice shall be the same form as required under Section 12.02 and shall include the amount and basis of calculation of the Make Whole Premium.

         SECTION 13.07  ADJUSTMENTS OF AVERAGE PRICES

         Whenever a provision of this Indenture requires the calculation of an average of the Last Reported Sales Prices or Daily VWAP over a span of multiple days, the Company will make appropriate adjustments to account for any adjustments to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate that became effective, or any event requiring adjustment to the Conversion Rate where the Ex Date of the event occurs, at any time during the period from which the average is to be calculated.

         SECTION 13.08 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Except as otherwise provided in Section 13.05 and 13.06, if any of the following events occur, namely:

              (i) any reclassification or change of shares of Common Stock issuable upon conversion of the Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 13.04(c));

              (ii) any consolidation, merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in outstanding shares of Common Stock; or

              (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that such Notes shall be convertible into the kind and amount of shares of stock, securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section 13.08, the kind and amount of stock, securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XIII. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock, securities or other property or assets (including cash) receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section
13.08 applies to any event or occurrence, Section 13.04 shall not apply.

         SECTION 13.09 TAXES ON SHARES ISSUED. Any issue of stock certificates on conversions of Notes shall be made without charge to the converting Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Notes converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         SECTION 13.10 RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS; LISTING OF COMMON STOCK. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be held by a single Holder).

         Before taking any action that would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

         The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any lien or adverse claim.

         The Company shall use its reasonable efforts to list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

         SECTION 13.11 PAYMENT OF CASH IN LIEU OF COMMON STOCK.

         The Company may elect to pay cash to the Holders surrendered for conversion in lieu of all or a portion of the Common Stock otherwise issuable pursuant to Section 13.03. In such event, on any day prior to the first Trading Day of the applicable Observation Period, the Company shall specify a percentage of the Remaining Shares that shall be settled in cash (the "CASH PERCENTAGE") and the amount of cash that the Company shall pay in respect of each Trading Day in the applicable Observation Period will equal the product of: (1) the Cash Percentage, (2) the Remaining Shares for such Trading Day and (3) the Daily VWAP of the Common Stock for such Trading Day (provided that after the consummation of a Designated Event in which the consideration is comprised entirely of cash, the amount used in this clause (3) shall be the cash price per share received by holders of the Common Stock in such Designated Event). The number of shares that the Company shall deliver in respect of each Trading Day in the applicable Observation Period will be a percentage of the Remaining Shares equal to 100% minus the Cash Percentage. Upon making a determination that a percentage of the Remaining Shares will be settled in cash, the Company shall promptly disclose such information on its website prior to the first Trading Day of the applicable Observation Period. If the Company does not specify a Cash Percentage by the start of the applicable Observation Period, the Company shall settle 100% of the Remaining Shares for each Trading Day in the applicable Observation Period with shares of Common Stock; provided, however, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of Notes pursuant to Section 13.03.

         For the purposes of this Section 13.11, in the event that any of Daily Conversion Value, Remaining Shares or Daily VWAP is not calculable for all portions of the Observation Period, the Company's Board of Directors shall in good faith determine the values necessary to calculate the Daily Conversion Value, Remaining Shares and Daily VWAP, as applicable.

         SECTION 13.12 RESPONSIBILITY OF TRUSTEE. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article XIII. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.08 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 13.08 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 5.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

         SECTION 13.13 NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS. In case,

              (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 13.04; or

              (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

              (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or any of its significant subsidiaries; or

              (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its significant subsidiaries;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Notes at such Holder's address appearing on the list of Note holders provided for in Section 2.05 of this Indenture, as promptly as practicable but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

         SECTION 13.14 COMPANY DETERMINATION FINAL. Any determination that the Company or its Board of Directors must make pursuant to this Article XIII shall be conclusive if made in good faith and in accordance with the provisions of this Article XIII, absent manifest error, and set forth in a Board Resolution.

                                  ARTICLE XIV

                     OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 14.01 TRUST INDENTURE ACT CONTROLS


         This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

         SECTION 14.02 NOTICES


         Any notice or communication to the Company or the Trustee is duly given if in writing and delivered in person or mailed by first-class mail or by overnight delivery service to the address set forth below:

         (a) if to the Company:
             LeCroy Corporation
             700 Chestnut Ridge Road,
             Chestnut Ridge, New York 10977
             Attention:  Chief Financial Officer
             with a copy to:

             Fish & Richardson P.C.
             225 Franklin Street
             Boston, MA  02110-2804
             Attention:  Roger Feldman

         (b) if to the Trustee:
             U.S. Bank National Association
             60 Livingston Avenue
             St. Paul, Minnesota 55107
             Attention: Corporate Trust Services (LeCroy Corporation 4.00%
                        Convertible Senior Notes due 2026)


         The Company the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.


         Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the Register kept by the Registrar or, if the Holder is the Depositary, sent by facsimile or overnight delivery services. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.


         If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given as of the date it is mailed, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.


         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

         SECTION 14.03 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS


         Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under the Notes or this Indenture. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

         SECTION 14.04 ACTS OF HOLDERS OF NOTES

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Notes may be embodied in and evidenced by:

              (i) one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing;

              (ii) the record of Holders of Notes voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Notes duly called and held in accordance with the provisions of Article VIII; or

              (iii) a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act of the Holders" of Notes signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section. The record of any meeting of Holders of Notes shall be proved in the manner provided in Section 8.06.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be provided in any manner that the Trustee reasonably deems sufficient.

         (c) The principal amount and serial numbers of Notes held by any Person, and the date of such Person holding the same, shall be proved by the Register.

         (d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holders of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

         SECTION 14.05 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT


         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel with respect to the matters upon which such certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         SECTION 14.06 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION


         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (a) a statement that each individual signing such certificate or opinion on behalf of the Company has read such covenant or condition and the definitions herein relating thereto;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 14.07 EFFECT OF HEADINGS AND TABLE OF CONTENTS


         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 14.08 SUCCESSORS AND ASSIGNS


         All covenants and agreements in this Indenture by the Company shall bind their successors and assigns, whether so expressed or not.

         SECTION 14.09 SEPARABILITY CLAUSE


         In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 14.10 BENEFITS OF INDENTURE


         Nothing contained in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or legal or equitable right, remedy or claim under this Indenture.

         SECTION 14.11 GOVERNING LAW


         THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

         SECTION 14.12 COUNTERPARTS


         This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

         SECTION 14.13 LEGAL HOLIDAYS


         In any case where any Interest Payment Date, Redemption Date, Repurchase Date, Designated Event Repurchase Date or Maturity Date of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest (including Additional Interest, if any) or principal or premium, if any, need not be made at such Place of Payment on such day, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repurchase Date, Designated Event Repurchase Date or at the Maturity Date, provided, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date, Designated Event Repurchase Date or Maturity Date, as the case may be.

         SECTION 14.14 RECOURSE AGAINST OTHERS


         No recourse for the payment of the principal of or premium, if any, or interest (including Additional Interest, if any) on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance thereof and as part of the consideration for the issue thereof, expressly waived and released.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

                     LECROY CORPORATION

                     By:     /s/ Sean B. O'Connor
                             ---------------------------------------
                     Name:   Sean B. O'Connor
                     Title:  Vice President of Finance and Chief
                             Financial Officer


                     U.S. BANK NATIONAL ASSOCIATION

                     By:     /s/ Raymond S. Haverstock
                             ---------------------------------------
                     Name:   Raymond S. Haverstock
                     Title:  Vice President


--------------------------------------------------------------------------------

                                   MEXHIBIT A

                                  FORM OF NOTE

                             [FORM OF FACE OF NOTE]

[INCLUDE IF NOTE IS A RESTRICTED SECURITY -- THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE AND THE SHARES OF OUR COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(1), (2) OR (7) UNDER THE SECURITIES ACT WHO PURCHASES AT LEAST $100,000 PRINCIPAL AMOUNT OF NOTES, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH
(V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.

THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO SUCH AMENDMENT OR SUPPLEMENT.]

[INCLUDE IF SECURITY IS A GLOBAL SECURITY -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                               LECROY CORPORATION

                     4.00% Convertible Senior Notes due 2026

No. [ * ]                  CUSIP NO. 52324W AA 7  U.S.                  $[ * ]

LECROY CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [*], or registered assigns, the principal sum of [*] United States Dollars ($*) [INCLUDE IF NOTE IS A GLOBAL NOTE -- (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary)] on October 15, 2026 and to pay interest thereon, as provided on the reverse hereof, until the principal and accrued interest are paid or duly provided for.

Interest Payment Dates: April 15 and October 15, with the first payment to be made on April 15, 2007.

Record Dates:  April 1 and October 1.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                LECROY CORPORATION


                                                By:
                                                ------------------
                                                Authorized Signatory

Attest:

By:
     ----------------------
     Authorized Signatory




                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.


                                                 U.S. BANK NATIONAL ASSOCIATION
                                                 as Trustee


                                                 By:
                                                 -----------------
Dated:                                           Authorized Signatory
             ------------------------------

                                [REVERSE OF NOTE]

                               LECROY CORPORATION

                     4.00% Convertible Senior Notes due 2026

         This Note is one of a duly authorized issue of Notes of LeCroy Coporation, a Delaware corporation (the "COMPANY"), designated as its 4.00% Convertible Senior Notes due 2026 (herein called the "NOTES"), all issued or to be issued under and pursuant to an Indenture dated as of October 12, 2006 (herein called the "INDENTURE"), between the Company and U.S. Bank National Association (herein called the "TRUSTEE"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss.77aaa-77bbbb), as amended and in effect from time to time (the "TIA"). The Notes are general unsecured unsubordinated obligations of the Company limited to $72,000,000 aggregate principal amount, except as otherwise provided in the Indenture (except for Notes issued in substitution for destroyed, mutilated, lost or stolen Notes). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Terms used herein without definition and which are defined in the Indenture have the meaning assigned to them in the Indenture.

         1. INTEREST. The Company, promises to pay interest on the principal amount of this Note at the rate of 4.00% per annum from October 12, 2006 or from the most recent date to which interest has been paid until the principal of the notes is paid or made available for payment pursuant to the terms of the Indenture. The Company will pay interest semiannually on April 15 and October 15 of each year commencing on April 15, 2007. Each payment of interest on the Notes shall include interest accrued through the day prior to the applicable Interest Payment Date or the Maturity Date. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         Interest will be paid to the person in whose name a Note is registered at the close of business on April 1 and October 1, as the case may be, immediately preceding the relevant interest payment date.

         Except as provided in the next succeeding paragraph, a Holder of any Note shall not be entitled to receive any interest (including Additional Interest, if any) that has accrued on such Note if such Note is converted into shares of Common Stock or cash on any day other than an Interest Payment Date. By delivering to the Holder of any Note that is converted, cash or a combination of cash and the full number of shares of Common Stock, together with a cash payment, if any, in lieu of a fractional share, the Company shall be deemed to have satisfied in full its obligation with respect to such Note to pay the principal amount of the Note and accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Conversion Date. Accordingly, accrued but unpaid interest (including Additional Interest, if any) shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

         If a Holder of any Note converts such Note after 5:00 P.M., New York City time on a Regular Record Date but prior to 9:00 A.M., New York City time on the corresponding Interest Payment Date, the Holder of record on such Regular Record Date shall be entitled to receive on such Interest Payment Date interest (including Additional Interest, if any) accrued and unpaid on such Note, to, but excluding, such Interest Payment Date notwithstanding the conversion of such Note prior to such Interest Payment Date. However, at the time such Holder surrenders such Note for conversion, such Holder shall pay the Company an amount equal to the interest (including Additional Interest, if any) that will be paid on the Notes being converted on such Interest Payment Date. However, in the event that (i) overdue interest, if any, exists at the time of conversion with respect to such Note, (ii) the Holder converts such Note in connection with a redemption or a Designated Event and the Company has specified a Redemption Date or a Repurchase Date for a Note that is after a Record Date for an interest payment but on or prior to the third Trading Day after the corresponding Interest Payment Date, or (iii) the Holder converts such Note after the Regular Record Date for the interest payment due on October 15, 2026, then such Holder shall not be required to pay the Company at the time such Holder surrenders such Note for conversion the amount of interest on such Note such Holder shall be entitled to receive on such Interest Payment Date (in the case of (i) above, only to the extent of such overdue interest).

         2. MATURITY. The Notes will mature on October 15, 2026.

         3. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered Holders at the close of business on the record date set forth on the face of this Note next preceding the applicable interest payment date. Holders must surrender Notes to the Company or its designated agent to collect the principal, Redemption Price, Repurchase Price or Designated Event Repurchase Price of the Notes. The Company will pay all amounts due with respect to the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. If this Note is in global form, the Company will pay interest on the Notes by wire transfer of immediately available funds to the Depositary. With respect to Notes held other than in global form, the Company will make payments:
(i) by U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Holder; or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount in excess of $5,000,000, by wire transfer in immediately available funds. Any payment of principal and interest scheduled to be made on any day that is not a Business Day shall be made on the next succeeding Business Day, and no interest shall accrue on that payment for the additional period of time.

         4. PAYING AGENT, REGISTRAR, CONVERSION AGENT AND BID SOLICITATION AGENT. Initially the Trustee shall act as Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or Bid Solicitation Agent without notice.

         5. REDEMPTION AT THE OPTION OF THE COMPANY. Prior to October 20, 2011, the Company may not redeem the Notes. On or after October 20, 2011, the Company may redeem the Notes in whole or in part for an amount equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest (including Additional Interest, if any), to, but excluding, the Redemption Date (the "REDEMPTION PRICE").

         Notice of redemption pursuant to this Section of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. If cash sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 11:00 A.M., New York City time, on the Redemption Date, then on such Redemption Date, such Notes shall cease to be outstanding and interest (including Additional Interest, if any) shall cease to accrue on such Notes or portions thereof, whether or not such Notes are delivered to the Paying Agent, and the rights of each Holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Notes). Notes in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

         6. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER ON A REPURCHASE DATE. Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Notes held by such Holder on October 15, 2011, October 15, 2016 and October 15, 2021 (each, a "REPURCHASE DATE") in integral multiples of $1,000 at a repurchase price equal to 100% of the principal amount of those Notes plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, such Repurchase Date (the "REPURCHASE PRICE").

         Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If the Paying Agent holds, in accordance with the terms of the Indenture, at 11:00 A.M., New York City time, on the first Business Day following the Repurchase Date, cash sufficient to pay the Repurchase Price of any Notes for which a Repurchase Notice has been tendered and not withdrawn, then on and after such date, the Notes shall cease to be outstanding and any interest (including Additional Interest, if any) shall cease to accrue on such Notes or portions thereof, whether or not book-entry transfer of such Notes have been made or such Notes are delivered to the Paying Agent, and the Holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price upon surrender of such Note). Notes in denominations larger than $1,000 of principal amount may be repurchased in part but only in integral multiples of $1,000 of principal amount.

         7. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER UPON A DESIGNATED EVENT.. Subject to the terms and conditions of the Indenture, in the event a Designated Event occurs prior to the Maturity Date, each Holder of the Notes shall have the right, at the Holder's option, to require the Company to repurchase such Holder's Note, in whole or in part, on the date specified by the Company (the "DESIGNATED EVENT REPURCHASE DATE") that is 30 Business Days after the date of a Designated Event Company Notice at a purchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued but unpaid interest (including Additional Interest, if any) to, but excluding, such Designated Event Repurchase Date (the "DESIGNATE EVENT REPURCHASE PRICE").

         Holders have the right to withdraw any Designated Event Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If the Paying Agent holds, in accordance with the terms of the Indenture, at 11:00 A.M., New York City time, on the first Business Day following the Designated Event Repurchase Date, money or United States Government Treasury Notes sufficient to pay the Designated Event Repurchase Price of any Notes for which a Designated Event Repurchase Notice has been tendered and not withdrawn, then on and after such date, such Notes shall cease to be outstanding and any interest (including Additional Interest, if any) shall cease to accrue on such Notes or portions thereof, whether or not book-entry transfer of such Notes have been made or such Notes are delivered to the Paying Agent, and the Holder thereof shall have no other rights as such (other than the right to receive the Designated Event Repurchase Price upon surrender of such
Note).

         8. CONVERSION. Subject to and in compliance with the provisions of the Indenture (including without limitation the conditions of conversion of this Note set forth in Section 13.01 thereof), the Holder hereof has the right, at its option, to convert the principal amount hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into, subject to
Section 13.02 of the Indenture, cash or cash and shares of Common Stock, if any, at the Conversion Rate. The initial Conversion Rate is 68.7285 shares of Common Stock per $1,000 principal amount of Notes (equivalent to a conversion price of $14.55 (the "CONVERSION PRICE")), subject to adjustment in certain events described in the Indenture. Upon conversion, the Company will pay cash or cash and shares of Common Stock, if any, based on a Daily Conversion Value calculated on a proportionate basis for each day of the Observation Period, as set forth in the Indenture. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Notes for conversion. Notes in respect of which a Holder is exercising its right to require repurchase on a Repurchase Date or Designated Event Repurchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

         Upon conversion, the Company shall deliver, for each $1,000 principal amount of Notes being converted, cash equal to the lesser of (i) $25 or (ii) the Daily Conversion Value. To the extent the Daily Conversion Value exceeds $25, the Company may choose to deliver cash in lieu of shares of Common Stock, shares of Common Stock or a combination of cash and shares of Common Stock in accordance with the Indenture.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are issuable only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount, as provided in the Indenture and subject to certain limitations therein set forth. Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          [INCLUDE IF NOTE IS A GLOBAL SECURITY -- In the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.]

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of such Note for all purposes.

         11. MERGER OR CONSOLIDATION. Except as provided in the Indenture, the Company shall not consolidate with, merge with or into, or convey, transfer or lease all or substantially all of its assets (in one transaction or a series of related transactions) to any Person unless: (a) either (A) the Company shall be the resulting, surviving or transferee Person (the "SUCCESSOR PERSON") or (B) the Successor Person (if other than the Company) (i) shall be a corporation, limited liability company, partnership, trust or other business entity organized and existing under the laws of the United States of America or any state thereof or the District of Columbia (provided that if, as a result of such consolidation, merger, conveyance, transfer or lease, the Notes would be convertible into Capital Stock of a Person other than the Company, then such other Person shall be for United States federal income tax purposes an association taxable as a corporation) and (ii) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Company's obligations for the due and punctual payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on all Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with
Section 13.08 of the Indenture; and (b) immediately after giving effect to such transaction, there is no Event of Default, and no event which after notice or passage of time or both, would become an Event of Default.

         12. EVENTS OF DEFAULT. If an Event of Default shall occur and be continuing, the principal amount plus accrued but unpaid interest (including Additional Interest, if any) may be declared due and payable in the manner and with the effect provided in the Indenture.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the

Notes, the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it against any costs, expenses and liabilities incurred in complying with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of outstanding Notes a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of said principal hereof on or after the respective due dates expressed herein or for the enforcement of any conversion right.

         13. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended, modified or supplemented and noncompliance in any particular instance with any provision of this Indenture or the Notes may be waived, in each case, (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes or (ii) by the adoption of a resolution at a meeting of Holders of the outstanding Notes at which a quorum (as prescribed in Section 8.04 of the Indenture) is present, by the Holders of a majority in aggregate principal amount of the outstanding Notes represented at such meeting. In accordance with the terms of the Indenture, without the consent of any Holders, the Company, when authorized by a Board Resolution or Board Resolutions, and the Trustee, may amend the Indenture and the Notes to: (a) add to the covenants of the Company for the benefit of the Holders; (b) surrender any right or power conferred in the Indenture upon the Company; (c) make provision with respect to the conversion rights of Holders pursuant to Section 13.08 of the Indenture; (d) provide for the assumption of the Company's obligations to the Holders in the case of a merger, consolidation, conveyance, transfer or lease pursuant to
Article VI of the Indenture; (e) increase the Conversion Rate, provided, that such increase in the Conversion Rate shall not adversely affect the interest of the Holders; (f) comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (g) make any changes or modifications to the Indenture necessary in connection with the registration of any Notes and the shares of Common Stock to be delivered upon conversion of any Notes under the Securities Act as contemplated in the Registration Rights Agreement, provided, that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors of the Company and the Trustee, adversely affect the interests of the Holders; (h) cure any ambiguity, or correct or supplement any provision in the Indenture that may be inconsistent with any other provision herein or that is otherwise defective, provided, that such action pursuant to this clause (h) does not, in the good faith opinion of the Board of Directors of the Company and the Trustee, adversely affect the interests of the Holders; (i) add or modify any other provisions with respect to matters or questions arising under the Indenture that the Company and the Trustee may deem necessary or desirable and that shall not be inconsistent with the provisions of the Indenture, provided, that such action pursuant to this clause (i) does not adversely affect the interests of the Holders; or (j) comply with the procedures of the Depositary.

         14. UNCONDITIONAL RIGHT OF HOLDERS. Notwithstanding any provision in the Indenture or the Notes, the Holders of any Note shall have the right, which is absolute and unconditional, (i) to receive payment of the principal or, premium, if any, and interest (including Additional Interest, if any) on such Note on the Maturity Date expressed in such Note, in the case of redemption, on the Redemption Date, and in the case of the exercise of a Repurchase Right, on a Repurchase Date, and in the case of the exercise of the Designated Event Repurchase Right, on a Designated Event Repurchase Date, (ii) to bring suit for the enforcement of any such payment on or after such respective dates, and (iii) to convert their Notes on the terms and subject to the conditions set forth in the Indenture, and such rights shall not be impaired or adversely affected without the consent of such Holder.

         15. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 5.10 and 5.11 of the Indenture.

         16. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of or premium, if any, or interest (including Additional Interest, if any) on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance thereof and as part of the consideration for the issue thereof, expressly waived and released.

         17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

         18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

         19. [INCLUDE IF NOTE IS A RESTRICTED SECURITY-- ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED SECURITIES. In addition to the right provided to Holders under the Indenture, Holders of Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between the Company and the Initial Purchaser (the "REGISTRATION RIGHTS AGREEMENT")].

         20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company caused CUSIP numbers to be printed on the Notes and the Trustee shall use CUSIP numbers in notices of redemption or repurchases as a convenience to Holders. No representation is made by the Trustee as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect or omission of such numbers.

         21. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

         The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement]. Requests may be made to:

                               LeCroy Corporation
                             700 Chestnut Ridge Road
                         Chestnut Ridge, New York 10977
                       Attention: Chief Financial Officer

                                 ASSIGNMENT FORM

         If you want to assign this Note, fill in the form below and have your signature guaranteed:

         I or we assign and transfer this Note to:

------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
         (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ____________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:___________________________ Signed: ____________________________

         (Sign exactly as your name appears on the other side of this Note)


         Signature Guarantee:________________________________________

NOTE: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

         In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the second anniversary of the Issue Date set forth on the face of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                           [Check One]
    (1)  to the Company or a subsidiary thereof; or

    (2)  to a "Qualified Institutional Buyer"
         pursuant to and in compliance with Rule
         144A under the Securities Act; or

    (3)  outside the United States to a "foreign
         person" in compliance with Rule 904 of
         Regulation S under the Securities Act; or

    (4)  pursuant to the exemption from
         registration provided by Rule 144 under
         the Securities Act.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) or (4) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

         If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.


Date: ___________________________     Signed:  _____________________________

         (Sign exactly as your name appears on the other side of this Note)


         Signature Guarantee: ______________________________________________

NOTE: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "QUALIFIED INSTITUTIONAL BUYER" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:___________________________ Signed: ____________________________

NOTICE:   To be executed by an executive officer.

                                CONVERSION NOTICE

         If you want to convert this Note into cash and if applicable Common Stock of the Company, check the box: | |

         To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

         $---------------------------------

         If you want the stock certificate and Notes (if any) to be delivered, made out in another person's name, fill in the form below:

-------------------------------------------------------------------------------
               (Insert other person's social security or tax ID no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
            (Print or type other person's name, address and zip code)



Date: ___________________________     Signed:  _____________________________

         (Sign exactly as your name appears on the other side of this Note)


         Signature Guarantee:_______________________________________________

NOTE: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                      OPTION OF HOLDER TO ELECT REPURCHASE

TO:      LECROY CORPORATION
         700 Chestnut Ridge Road
         Chestnut Ridge, New York 10977

         The undersigned registered owner of this Note hereby elects to have this Note purchased by LeCroy Corporation (the "Company") pursuant to (check the appropriate box) Section 11.01 or | | Section 12.01 and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, together with interest accrued and unpaid to, but excluding, such date, to the registered holder hereof.

Dated: ____________________   Your Name: _____________________________________
                              (Print your name exactly as it appears
                              on the face of this Note)

                              Your Signature: ________________________________

                              (Sign exactly as your name appears
                              on the face of this Note)

                              Signature Guarantee:* __________________________

                              Social Security or other Taxpayer Identification
                              Number: ________________________________________


      Principal amount to be repurchase (if less than all): $_________________


-------------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                   SCHEDULE A

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(1).

         The following exchanges of a part of this Global Notes for an interest in another Global Note or for Notes in certificated form, have been made:

                                                                          Principal amount of
                                                                           this Global Note         Signature or
                           Amount of decrease    Amount of increase in      following such      authorized signatory
                           in Principal amount    Principal amount of        decrease (or        of Trustee or Note
    Date of Exchange       of this Global Note      this Global Note           increase)              Custodian
_______________________    ___________________   _____________________     __________________   _____________________
_______________________    ___________________   _____________________     __________________   _____________________
_______________________    ___________________   _____________________     __________________   _____________________


(1) This is included in Global Notes only.

                                    EXHIBIT B

          FORM OF NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

LECROY CORPORATION
700 Chestnut Ridge Road
Chestnut Ridge, New York 10977

U.S. BANK NATIONAL ASSOCIATION
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Corporate Trust Services (LeCroy Corporation 4.00% Convertible Senior Notes due 2026)

Re: LECROY CORPORATION (the "COMPANY") 4.00% Convertible Senior Notes due 2026 (the "NOTES")

Ladies and Gentlemen:

Please be advised that _____________ has transferred $___________ aggregate principal amount of the Notes or _________ shares of Common Stock, no par value per share, of the Company issuable on conversion of the Notes ("COMMON STOCK") pursuant to an effective Shelf Registration Statement on Form S-3 (File No. 333-________).

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Notes or shares of Common Stock is named as a "SELLING SECURITY HOLDER" in the Prospectus dated _________, or in amendments or supplements thereto, and that the aggregate principal amount of the Notes, or number of shares of Common Stock transferred are [a portion of] the Notes or shares of Common Stock listed in such Prospectus, as amended or supplemented, opposite such owner's name.

                                                     Very truly yours,

                                                     (Name)

                                    EXHIBIT C

                          FORM OF SURRENDER CERTIFICATE


                  In connection with the certification relating to compliance with certain restrictions relating to transfers of Restricted Notes, such certification shall be provided substantially in the form of the following certificate, with only such changes thereto as shall be approved by the Company and Cowen and Company, LLC:


                                   CERTIFICATE

                               LECROY CORPORATION

                     4.00% CONVERTIBLE SENIOR NOTES DUE 2026


                  This is to certify that as of the date hereof with respect to $______ principal amount of the above-captioned Notes surrendered on the date hereof (the "Surrendered Notes") for conversion or repurchase where the Notes issuable upon such conversion or repurchase are to be registered in a name other than that of the undersigned Holder (each such transaction being a "transfer"), the undersigned Holder (as defined in the Indenture) certifies that the transfer of Surrendered Notes associated with such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:

_________   The transfer of the Surrendered Notes complies with Rule 144 under the United States Securities Act of 1933, as amended (the
            "Securities Act"); or

_________   The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

_________   The transfer of the Surrendered Notes has been made to an
            institution that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), or (7)
            under the Securities Act who purchases at least $100,000 principal amount in a transaction exempt from the registration requirements of the Securities Act and a signed letter containing certain representations and agreements relating to restrictions on transfer of the Notes (and an opinion of counsel acceptable to the Company if requested by the Company, that such transfer is exempt from registration); or

_________   The transfer of the Surrendered Notes has been made pursuant to an exemption from registration under the Securities Act and an opinion of counsel has been delivered to the Company with respect to such transfer.

[Name of Holder]

Dated:  ________________________

*To be dated the date of surrender

                                                                EXHIBIT D

THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER HEREOF AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THE SHARES OF COMMON STOCK EVIDENCED HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.

THE COMMON STOCK EVIDENCED HEREBY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF SUCH SHARES TO HAVE AGREED TO SUCH AMENDMENT OR SUPPLEMENT.


                                      D-1